UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
SCHEDULE 14A INFORMATION Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
BJ’s Wholesale Club Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

BJ’s Wholesale Club Holdings, Inc.
25 Research Drive
Westborough, MA 01581
May 8, 2019
Dear Fellow Stockholders:
On behalf of the board of directors, I cordially invite you to attend the 2019 annual meeting of stockholders (the “Annual Meeting”) of BJ’s Wholesale Club Holdings, Inc., which will be held on Thursday, June 20, 2019, beginning at 8:00 a.m., Eastern Time. We are pleased that the Annual Meeting will be a "hybrid" meeting with a physical location at the DoubleTree by Hilton Hotel, located at 5400 Computer Drive, Westborough, Massachusetts 01581 and a simultaneous virtual meeting, which will be conducted via live webcast at www.virtualshareholdermeeting.com/BJ2019. All stockholders of record of our common stock at the close of business on April 29, 2019, the record date, are entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment thereof. Whether or not you expect to attend the Annual Meeting, we urge you to vote your shares by following the instructions on the notice and access card or proxy card you received as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your voting instructions prior to the Annual Meeting, you may still decide to attend the Annual Meeting of stockholders and vote your shares during the Annual Meeting. Your proxy is revocable in accordance with the procedures set forth in the proxy statement following this letter.
On behalf of the board of directors and management, it is my pleasure to express our appreciation for your continued support.

/s/ Christopher J. Baldwin
Christopher J. Baldwin
Chairman of the Board

BJ’s Wholesale Club Holdings, Inc.
25 Research Drive
Westborough, MA 01581
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2019
NOTICE IS HEREBY GIVEN that the 2019 Annual Meeting of Stockholders (the "Annual Meeting") of BJ’s Wholesale Club Holdings, Inc., a Delaware corporation (the "Company"), will be held on Thursday, June 20, 2019, at 8:00 a.m., Eastern Time. The Annual Meeting will be hosted at the DoubleTree by Hilton Hotel, located at 5400 Computer Drive, Westborough, Massachusetts 01581, and simultaneously on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/BJ2019.
The Annual Meeting is being held:

1.
to elect Nishad Chande, Christopher H. Peterson and Judith L. Werthauser as Class I directors to hold office until the Company’s annual meeting of stockholders to be held in 2022 and until their respective successors have been duly elected and qualified;

2.	to ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending February 1, 2020;

3.	to approve, on an advisory (non-binding) basis, the compensation of our named executive officers;

4.	to approve, on an advisory (non-binding) basis, the frequency of future advisory votes on the compensation of our named executive officers; and

5.	to transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business are described in the proxy statement that follows this notice. Holders of record of our common stock as of the close of business on April 29, 2019 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. A complete list of such stockholders will be open to the examination of any stockholder at our principal executive offices at 25 Research Drive, Westborough, Massachusetts 01581 for a period of ten days prior to the Annual Meeting. The Annual Meeting may be adjourned from time to time without notice other than by announcement at the Annual Meeting.
Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.
This Notice of Annual Meeting and proxy statement are first being distributed or made available, as the case may be, on or about May 8, 2019.

By Order of the Board of Directors

/s/ Graham Luce
Graham Luce
Secretary
Westborough, Massachusetts
May 8, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting:
This Proxy Statement and our Annual Report are available free of charge at www.proxyvote.com.

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
EXECUTIVE OFFICERS	13
CORPORATE GOVERNANCE	15
EXECUTIVE COMPENSATION	22
DIRECTOR COMPENSATION	38
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	40
STOCK OWNERSHIP	41
CERTAIN TRANSACTIONS WITH RELATED PERSONS	44
PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	46
PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	47
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	48
HOUSEHOLDING	49
2018 ANNUAL REPORT	50

BJ’s Wholesale Club Holdings, Inc.
25 Research Drive
Westborough, MA 01581

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2019

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended February 2, 2019 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of BJ’s Wholesale Club Holdings, Inc. in connection with our 2019 annual meeting of stockholders (the “Annual Meeting”).  References herein to “fiscal year 2018” and "fiscal year 2019" refer to the 52 weeks ending February 2, 2019 and February 1, 2020, respectively.  As used herein, the terms “Company,” “BJ’s,” “we,” “us,” or “our” refer to BJ’s Wholesale Club Holdings, Inc. and its consolidated subsidiaries unless otherwise stated or the context otherwise requires.

This Proxy Statement and Annual Report are first being distributed or made available on or about May 8, 2019.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Thursday, June 20, 2019 at 8:00 a.m., Eastern Time. The Annual Meeting will be hosted at the DoubleTree by Hilton Hotel, located at 5400 Computer Drive, Westborough, Massachusetts 01581. To obtain directions to attend the Annual Meeting in person, please contact Faten Freiha, Vice President, Investor Relations at (774) 512-6320 or ffreiha@bjs.com.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

•	Proposal No. 1: Election of the Class I director nominees listed in this Proxy Statement;

•	Proposal No. 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019;

•	Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and

•	Proposal No. 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any continuation, postponement or adjournment thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a paper copy of proxy materials?

The rules of the Securities and Exchange Commission (the “SEC”) permit us to furnish proxy materials, including this Proxy Statement and the Annual Report, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. Stockholders will not receive paper copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”) provides instructions on how to access and review on the Internet all of the proxy materials. The Notice and Access Card also instructs you as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials described in the Notice and Access Card.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

Can I vote my shares by filling out and returning the Notice and Access Card?

No. The Notice and Access Card identifies the items to be voted on at the Annual Meeting, but you cannot vote by marking the Notice and Access Card and returning it. If you would like a paper proxy card, you should follow the instructions in the Notice and Access Card. The paper proxy card you receive will also provide instructions as to how to authorize via the Internet or telephone your proxy to vote your shares according to your voting instructions. Alternatively, you can mark the paper proxy card with how you would like your shares voted, sign and date the proxy card and return it in the envelope provided.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on April 29, 2019 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 138,929,249 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting.
What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of the Company’s common stock issued and outstanding and entitled to vote, present in person, or by remote communication, or represented by proxy, constitutes a quorum. If you sign and return your paper proxy card or authorize a proxy to vote electronically or telephonically, your shares will be counted to determine whether we have a quorum even if you abstain, withhold or fail to vote as indicated in the proxy materials.
Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.
What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.
Under current stock exchange interpretations that govern broker non-votes, each of Proposal No. 1 for the election of directors, Proposal No. 3 for approval, on an advisory (non-binding) basis, of the compensation of our named executive officers and Proposal No. 4 for approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers, is considered a non-discretionary matter, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 2 for ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019, is considered a discretionary matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on the proposal.
What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present in person, or by remote communication, or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We recommend that stockholders vote by proxy even if they plan to attend the Annual Meeting and vote electronically. If you are a stockholder of record, there are three ways to vote by proxy:

•	by telephone-you can vote by telephone by calling 1-800-690-6903 and following the instructions;

•	by Internet-you can vote over the Internet at www.proxyvote.com by following the instructions on the Notice and Access Card or proxy card; or

•	by mail-you can vote by mail by signing, dating and mailing the paper proxy card, if you have requested and received one.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 19, 2019.
If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.
How can I attend and vote at the Annual Meeting?
We will be hosting the Annual Meeting at the DoubleTree by Hilton Hotel located at 5400 Computer Drive, Westborough, Massachusetts 01581, and simultaneously on the Internet through a virtual web conference at www.virtualshareholdermeeting.com/BJ2019.
Attending Online: A summary of the information you need to attend the Annual Meeting online is provided below:

•	Instructions on how to attend and participate via the Internet, including how to demonstrate proof of common stock ownership, are posted at www.virtualshareholdermeeting.com/BJ2019.

•	Questions regarding how to attend and participate via the Internet will be answered by calling 1-800-690-6903 on the day before the Annual Meeting and the day of the Annual Meeting.

•	Please have your 16-digit control number to enter the Annual Meeting.

•	Stockholders may submit questions while attending the Annual Meeting via the Internet.
Webcast replay of the Annual Meeting will be available until the sooner of June 19, 2020 or the date of the next annual meeting of stockholders to be held in 2020.
Attending In Person: You will need to have a government-issued photo identification along with either your Notice and Access Card or proof of ownership of our shares of common stock as of the Record Date in order to enter the Annual Meeting. Proof of ownership may be any of the following:

•	A brokerage statement or letter from a bank or broker indicating ownership on the Record Date;

•	A printout of the proxy distribution email (if you received your materials electronically); or

•	A voting instruction form received from your bank, broker or nominee.
No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.
The meeting will begin promptly at 8:00 a.m., Eastern Time. We encourage you to access the meeting prior to the start time. Online and in-person check-in will begin at 7:30 a.m., Eastern Time, and you should allow ample time for the check-in procedures.
What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.
How does the Board recommend that I vote?
The Board recommends that you vote:

•	FOR each of the nominees to the Board set forth in this Proxy Statement.

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019.

•	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

•	“ONE YEAR” on the approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.

How many votes are required to approve each proposal?
The table below further summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Class I Directors	The plurality of the votes cast. This means that the three nominees receiving the highest number of affirmative “FOR” votes will be elected as Class I directors.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(3)

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	Yes(4)

Proposal No. 3: Approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN”	None(2)	No(3)

Proposal No. 4: Approval, on an advisory (non-binding) basis, of the frequency of future advisory votes on the compensation of our named executive officers.
The frequency that receives the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon. If no frequency receives the foregoing vote, then we will consider the option of ONE YEAR, TWO YEARS, or THREE YEARS that received the highest number of votes cast to be the frequency recommended by stockholders.
		“ONE YEAR” “TWO YEARS” “THREE YEARS” "ABSTAIN"	None(2)	No(3)

(1)	Votes that are “withheld” will have the same effect as an abstention and will not count as a vote “FOR” or “AGAINST” a director, because directors are elected by plurality voting.

(2)	A vote marked as an “Abstention” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.

(3)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.

(4)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.
Who will count the votes?

Representatives of Broadridge Investor Communications Solutions, Inc. (“Broadridge”) will tabulate the votes, and representatives of Broadridge will act as inspectors of election.
Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, telephone or mail, if you are a stockholder of record, you may change your vote and revoke your proxy by:

•	sending a written statement to that effect to the attention of Secretary at our corporate offices, provided such statement is received no later than June 19, 2019;

•	voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Time, on June 19, 2019;

•	submitting a properly signed proxy card with a later date that is received no later than June 19, 2019; or

•	attending the Annual Meeting, revoking your proxy and voting again.

If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy at the Annual Meeting if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Your most recent proxy card or telephone or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Company before your proxy is voted or you vote at the Annual Meeting.
Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Board Size and Structure
Our certificate of incorporation as currently in effect (“Certificate of Incorporation”) provides that the number of directors which shall constitute the whole Board shall be fixed exclusively by one or more resolutions adopted from time to time by our Board of Directors. Our Board of Directors has fixed the number of directors at ten, and we currently have ten directors serving on the Board.
Our Certificate of Incorporation provides that the Board be divided into three classes, designated as Class I, Class II and Class III. Each class must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Each class of directors must stand for re-election no later than the third annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.
Current Directors and Terms
Our current directors and their respective classes and terms are set forth below.

Class I Director - Current Term Ending at 2019 Annual Meeting	Class II Director - Current Term Ending at 2020 Annual Meeting	Class III Director - Current Term Ending at 2021 Annual Meeting
Nishad Chande Christopher H. Peterson Judith L. Werthauser	Cameron Breitner J. Kristofer Galashan Lars Haegg Jonathan A. Seiffer	Christopher J. Baldwin Ken Parent Robert Steele

Nominees for Director
Messrs. Chande and Peterson and Ms. Werthauser have been nominated by the Board to stand for election. As the directors assigned to Class I, Messrs. Chande and Peterson and Ms. Werthauser’s current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, Messrs. Chande and Peterson and Ms. Werthauser will each serve for a term expiring at the annual meeting of stockholders to be held in 2022 (the “2022 Annual Meeting”) and the election and qualification of his or her successor or until his or her earlier death, resignation or removal.
Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.
Information About Board Nominees and Continuing Directors
The following pages contain certain biographical information as of May 8, 2019 for each nominee for director and each director whose term as a director will continue after the Annual Meeting, including all positions he or she holds, his or her principal occupation and business experience for the past five years, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director during the past five years.

We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a Board that is effective, collegial and responsive to the needs of our Company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.
Nominees for Election to Three-Year Terms Expiring at the 2022 Annual Meeting

Class I Directors	Age	Served as a Director Since	Current Position with BJ’s
Nishad Chande	44	2018	Director
Christopher H. Peterson	52	2018	Director
Judith L. Werthauser	53	2018	Director
Nishad Chande has been a director of the Company since 2018. Mr. Chande is a Senior Managing Director at CVC Advisors (U.S.) Inc. ("CVC"), which he joined in 2016 as a member of the Consumer/Retail team. Prior to joining CVC, Mr. Chande worked at Centre Partners from 2005 to 2016, Bain & Company from 2003 to 2005, Raymond James Capital from 1999 to 2001 and Schroders from 1997 to 1999. He holds an MBA from the Wharton School at the University of Pennsylvania and a B.A. in Economics and Mathematics from Dartmouth College. We believe that Mr. Chande's experience in the retail industry qualifies him to serve on our Board.
Christopher H. Peterson has been a director of the Company since 2018. Mr. Peterson is currently the Executive Vice President and Chief Financial Officer of Newell Brands, Inc. ("Newell Brands") a consumer and commercial products producer, which he joined in December 2018. Prior to this role, he was Chief Operating Officer, Operations at Revlon, Inc., leading the global Supply Chain, Finance and IT functions from 2017 to 2018. From 2012 to 2016, Mr. Peterson was at Ralph Lauren, an apparel manufacturing company, where he was recruited as Senior Vice President, Chief Financial Officer and later served as President, Global Brands, with responsibility for Legal, Corporate Facilities, Global Real Estate and Corporate Services. Prior to his time at Ralph Lauren, he spent 20 years at The Procter & Gamble Company in various roles of increasing responsibility, the latest of which was Vice President and Chief Financial Officer, Global Household Care. Mr. Peterson has a B.S. from Cornell University in Operations Research and Industrial Engineering. We believe that Mr. Peterson's experience in the consumer goods industry qualifies him to serve on our Board.
Judith L. Werthauser has been a director of the Company since 2018. Ms. Werthauser is Executive Vice President and Chief Experience Officer at Five Below, Inc., a specialty retail company, which she joined in 2019. She served as Executive Vice President, Chief People Officer at Domino’s Pizza, Inc., a restaurant chain, from 2016 until 2019. Prior to joining Domino’s, Ms. Werthauser was Senior Vice President of Human Resources at Target Corporation, a general merchandise retailer, from 2008 until 2015, where she helped lead Target’s transformation from a traditional to an omnichannel retailer. Earlier in her career she was Senior Vice President of Human Resources for U.S. Bancorp in Minneapolis. She held senior HR positions at Marshall Field’s department stores. She holds a master’s degree in Organization Leadership and a bachelor’s degree in Industrial Psychology from the University of Minnesota. We believe that Ms. Werthauser contributes to the gender diversity of our Board, and the nominating and corporate governance committee considered this as a factor in recommending Ms. Werthauser's nomination. We further believe that Ms. Werthauser's experience in the retail industry qualifies her to serve on our Board.
Class II Directors Whose Terms Expire at the 2020 Annual Meeting of Stockholders

Class II Directors	Age	Director Since	Current Position with BJ’s
Cameron Breitner	44	2011	Director
J. Kristofer Galashan	41	2011	Director
Lars Haegg	53	2012	Director
Jonathan A. Seiffer	47	2011	Director
Cameron Breitner has been a director of the Company since 2011. Mr. Breitner is a Partner at CVC. He is the head of CVC’s San Francisco office and leads CVC’s U.S. Business Services, Consumer and Retail investing activities. Prior to joining CVC in 2007, Mr. Breitner worked at Centre Partners where he was Managing Director and had worked since 1998. Prior to Centre Partners, Mr. Breitner worked in M&A at Bowles Hollowell Conner & Co. He received a B.A. in Psychology from Duke University. We believe that Mr. Breitner's experience in the retail industry qualifies him to serve on our Board of Directors.
J. Kristofer Galashan has been a director of the Company since 2011. Mr. Galashan is a Partner at Leonard Green & Partners, L.P. ("Leonard Green"), which he joined as an associate in 2002. Prior to joining Leonard Green, he worked in the Investment Banking Division of Credit Suisse First Boston (formerly DLJ) in their Los Angeles office. Mr. Galashan presently serves on the board of directors of The Container Store. Mr. Galashan earned a B.A. in Business Administration, with honors, from the Richard

Ivey School of Business at the University of Western Ontario. We believe that Mr. Galashan's experience in the retail industry qualifies him to serve on our Board of Directors.
Lars Haegg has been a director of the Company since 2012. Mr. Haegg is a Principal at CVC where he is a member of CVC's private equity operations team based in New York. Prior to joining CVC in 2012, Mr. Haegg spent over 14 years with Investcorp where he was head of post-acquisition activities in North America. Before Investcorp, he worked at McKinsey & Company, where he served retail, media and technology clients. Mr. Haegg holds an MBA from Harvard Business School and a B.A. in Business Administration from The University of Texas, Austin. We believe that Mr. Haegg's experience in the retail industry qualifies him to serve on our Board of Directors.
Jonathan A. Seiffer has been a director of the Company since 2011. Mr. Seiffer is a Senior Partner at Leonard Green, which he joined in 1994. Mr. Seiffer is a board observer for Signet Jewelers. He previously served on the board of Whole Foods from 2008 to 2017. Mr. Seiffer earned a Bachelor of Applied Sciences in Systems Engineering and a B.S. in Economics from the University of Pennsylvania. We believe that Mr. Seiffer's experience in the retail industry qualifies him to serve on our Board of Directors.
Class III Directors Whose Terms Expire at the 2021 Annual Meeting of Stockholders

Class III Directors	Age	Director Since	Current Position with BJ’s
Christopher J. Baldwin	56	2018	President & Chief Executive Officer, Chairman of the Board, Director
Ken Parent	60	2011	Director
Robert Steele	63	2016	Director and Lead Director

Christopher J. Baldwin is Chairman, President & Chief Executive Officer and a director of the Company. Mr. Baldwin joined BJ’s in September 2015 as President and Chief Operating Officer and director and was promoted to Chief Executive Officer in February 2016 and Chairman of the Board in 2018. Prior to joining BJ’s, he was Chief Executive Officer of Hess Retail Corporation, a spin-off of Hess Corporation from 2010. Under Mr. Baldwin’s leadership, Hess Retail Corporation operated more than 1,300 convenience stores and served over a million customers daily. Before joining Hess Retail Corporation, he held executive roles at Kraft Foods from 2007 to 2010, and The Hershey Company from 2004 to 2007. Earlier in his career, Mr. Baldwin also held various roles at Nabisco and The Procter & Gamble Company. Mr. Baldwin is the Chairman of the National Retail Federation, the world’s largest retail trade association. Mr. Baldwin is also active in the community, serving as an executive board member at Harlem Lacrosse and Leadership, a school-based nonprofit that provides educational intervention, leadership training and lacrosse for at-risk youth. Mr. Baldwin graduated from Siena College in Loudonville, New York with a B.S. in Economics. We believe that Mr. Baldwin's unique familiarity with our business and significant experience in the retail industry qualifies him to serve on our Board.
Ken Parent has been a director of the Company since 2011. Mr. Parent is President of Pilot Flying J, the largest travel center operator in North America. In this role, he oversees all company functions, including human resources, technology, finance, real estate and construction. Mr. Parent also leads strategic initiatives on behalf of Pilot Flying J. Named Chief Operating Officer of Pilot Flying J in 2014, Mr. Parent also managed store and restaurant operations, marketing, sales, transportation and supply and distribution. Prior to that, Mr. Parent served as the company’s Senior Vice President of Operations, Marketing and Human Resources from 2001 to 2014. Mr. Parent holds an MBA and a B.S. in Marketing from San Diego State University. We believe that Mr. Parent's experience in the retail industry qualifies him to serve on our Board.
Robert Steele has been a director of the Company since 2016 and, in May 2019 was appointed to serve as lead director. Mr. Steele is on an advisory board for CVC. From 2007 to 2011, Mr. Steele served as Vice Chairman of Global Health and Well-Being at The Procter & Gamble Company, retiring in 2011. Mr. Steele spent 35 years with The Procter & Gamble Company, where he served as Group President of Global Household Care, Group President of North America, VP North America home care and in a range of brand management and sales positions. Mr. Steele formerly served on the board of Kellogg Company from 2007 to 2012; the board of Beam Co. from 2012 to 2014; the board of Keurig Green Mountain, Inc. from 2013 to 2016; and as trustee of The St. Joseph Home for Handicapped Children from 1995 to 2012. He currently serves on the boards of directors of Newell Brands, Berry Global Group, Inc. and LSI Industries, Inc. Mr. Steele holds an MBA from Cleveland State University and a B.A. in Economics from the College of Wooster. We believe that Mr. Steele's experience serving on the boards of a number of large companies across various industries qualifies him to serve on our Board.
Board Recommendation
The Board of Directors unanimously recommends you vote FOR the election of each of Nishad Chande, Christopher H. Peterson and Judith L. Werthauser as a Class I director to hold office until the 2022 Annual Meeting and until his or her successor has been duly elected and qualified.

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm
The audit committee appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s global capabilities relative to our business; and the firm’s knowledge of our operations. PricewaterhouseCoopers LLP has served as our independent registered public accounting firm since 1996. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for fiscal year 2019.
Although ratification is not required by our second amended and restated by-laws (the "Bylaws") or otherwise, the Board is submitting the selection of PricewaterhouseCoopers LLP to our stockholders for ratification because we value our stockholders’ views on the Company’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of PricewaterhouseCoopers LLP are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.
Audit, Audit-Related, Tax and All Other Fees
The table below sets forth the aggregate fees billed to BJ’s for services related to fiscal year 2018 and the fiscal year ended February 3, 2018 ("fiscal year 2017"), respectively, by PricewaterhouseCoopers LLP, our independent registered public accounting firm.

	Fiscal Year 2018	Fiscal Year 2017
Audit Fees(1)	$4,466,438	$1,419,394
Audit-Related Fees(2)	—	—
Tax Fees(3)	285,420	149,369
All Other Fees(4)	—	190,000
Total Fees	$4,751,858	$1,758,763

(1)
Audit Fees consisted of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements. In fiscal year 2017, the fees were also for procedures performed in preparation for the Company's initial public offering ("IPO"). In fiscal year 2018, the fees were also for procedures related to the Company's IPO and secondary offerings and preparation for the Company's implementation of new leasing standards.

(2)
Audit-Related Fees consisted of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consisted of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal and state tax compliance; tax planning and compliance work.

(4)	All Other Fees are all fees paid that are appropriately not included in the Audit, Audit-Related, and Tax categories.

Pre-Approval Policies and Procedures
The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.
The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.
On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Company’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.
The services provided to us by PricewaterhouseCoopers LLP in fiscal year 2018 and fiscal year 2017 were provided in accordance with our pre-approval policies and procedures, as applicable.
Board Recommendation
The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2019.
Audit Committee Report
The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Corporate Governance- Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.
In the performance of its oversight function, the audit committee reviewed and discussed with management and PricewaterhouseCoopers LLP, as the Company’s independent registered public accounting firm, the Company’s audited financial statements for fiscal year 2018. The audit committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”). In addition, the audit committee received and reviewed the written disclosures and the letters from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB, regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Company’s independent registered public accounting firm their independence from the Company.
Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for fiscal year 2018 filed with the SEC.

Submitted by the audit committee of the Board of Directors:

Christopher H. Peterson (Chair)
Ken Parent
Robert Steele

EXECUTIVE OFFICERS

The table below identifies and sets forth certain biographical and other information regarding our executive officers as of May 8, 2019. There are no family relationships among any of our executive officers or directors.

Executive Officer	Age	Position	In Current Position Since
Christopher J. Baldwin	56	Chairman, President & Chief Executive Officer	2018, 2015 and 2016, respectively
Lee Delaney	47	Executive Vice President, Chief Commercial Officer	2018
Jeff Desroches	42	Executive Vice President, Club Operations Officer	2018
Robert W. Eddy	46	Executive Vice President, Chief Financial and Administrative Officer	2018
Scott Kessler	52	Executive Vice President, Chief Information Officer	2017
Brian Poulliot	44	Executive Vice President, Chief Membership Officer	2016
Laura L. Felice	37	Senior Vice President, Controller	2016
Caroline Glynn	51	Senior Vice President, Internal Audit and Asset Protection	2017
Graham Luce	49	Senior Vice President, General Counsel and Secretary	2015
Rafeh Masood	40	Senior Vice President, Chief Digital Officer	2017
Kirk Saville	56	Senior Vice President, Corporate Communications	2016
Kristyn M. Sugrue	50	Senior Vice President, Treasurer	2017
William C. Werner	41	Senior Vice President, Strategic Planning and Investor Relations	2016
See page 9 of this Proxy Statement for Mr. Baldwin’s biography.
Lee Delaney is Executive Vice President, Chief Commercial Officer of BJ’s Wholesale Club, Inc. Mr. Delaney is responsible for the Company’s merchandising, marketing and supply chain organization, and BJ’s services businesses, including travel, optical and home improvement. Mr. Delaney joined BJ’s in 2016 as Executive Vice President, Chief Growth Officer. Prior to joining BJ’s, he was a partner in the Boston office of Bain & Company, a management consultancy company, from 1996 to 2016. While at Bain & Company, Mr. Delaney advised clients on corporate strategy, created new market entry plans, supported client acquisitions and advised on large cost reduction programs. He has extensive experience with direct consumer and retail marketing. Before joining Bain & Company, he led consulting engagements for Electronic Data Systems and Deloitte Consulting. Mr. Delaney attended business school at Carnegie Mellon University, earning an MBA with top honors. He is also a graduate of the University of Massachusetts where he received a B.S. with a double major in computer science and mathematics. Mr. Delaney is also a member of the board of directors of PDC Brands Inc.
Jeff Desroches is Executive Vice President, Club Operations Officer of BJ’s Wholesale Club, Inc. Mr. Desroches was named to this position in 2018 and leads all operations, Club Team Members, Regional Field Staff, and policies and procedures at the Company’s 216 clubs and 138 fuel stations. Mr. Desroches joined BJ’s in 2001 as Regional Asset Protection Manager for the Metro New York market and became the Vice President of Asset Protection in 2007. In 2010 Mr. Desroches was named Senior Vice President of Supply Chain. As the Senior Vice President of Supply Chain, he was responsible for all aspects of supply chain operations including domestic and international transportation, reverse logistics, inventory planning and allocation, vendor compliance master data and more. Prior to BJ’s, Mr. Desroches held various operational and warehousing roles at Service Merchandise Company, Inc. from 1993 to 2000 and Kmart Corporation from 2000 to 2001. He holds a B.S. in Criminal Justice and Law Enforcement Administration from American Intercontinental University.
Robert W. Eddy is Executive Vice President, Chief Financial and Administrative Officer of the Company. He is responsible for the Company’s finance, risk management, real estate and human resources teams. He also leads the teams charged with pricing and procurement, asset protection, as well as the legal team. Mr. Eddy was named Chief Financial and Administrative Officer in 2018. He joined BJ’s in 2007 as Senior Vice President, Finance and was named Executive Vice President and Chief Financial Officer in 2011. Prior to joining BJ’s, Mr. Eddy served multinational manufacturing, technology, retail and consumer products companies as a member of the audit and business advisory practice of PricewaterhouseCoopers LLP in Boston and San Francisco. From 2012 to 2017, Mr. Eddy chaired the Financial Executives Council of the National Retail Federation. He is also a member of the Board of Trustees of The Boston Children’s Hospital. Mr. Eddy is a graduate of Babson College in Wellesley, Massachusetts, and Phillips Academy in Andover, Massachusetts.
Scott Kessler is Executive Vice President, Chief Information Officer of BJ’s Wholesale Club, Inc. He joined BJ’s in this position in 2017 and is responsible for IT, ensuring that the Company has the technology, systems and people in place to support the

Company’s transformation. Prior to joining the Company, he was Executive Vice President, Chief Information Officer, at Belk, Inc., a $4 billion department store chain with nearly 300 stores from 2014 to 2016. Prior to that, Mr. Kessler was Senior Vice President, Products Technology, at GSI Commerce, Inc. from 2004 to 2013. Mr. Kessler holds an MBA and a B.S. degree from Fairleigh Dickenson University.
Brian Poulliot is Executive Vice President, Chief Membership Officer of BJ’s Wholesale Club, Inc. Mr. Poulliot was named to this position in 2016 and is responsible for overseeing all aspects of the Company’s membership programs, including acquisition, retention, engagement and analytics capabilities. From 2012 to 2016, Mr. Poulliot was Senior Vice President, Strategic Planning & Analysis, overseeing corporate financial planning and analysis, strategic pricing, category profitability and site selection research for the Company. He joined BJ’s in 2010 as Vice President of Financial Accounting and Reporting. In 2006, Mr. Poulliot joined Thermo Fisher Scientific Inc. through the merger of Fisher Scientific International, Inc. and Thermo Electron Corporation. In 2004, he joined Fisher Scientific International, Inc. where he led the company’s technical accounting operations. Mr. Poulliot earned his CPA license in 1999. He graduated from Merrimack College in North Andover, Massachusetts in 1996 with a B.S. in Business Administration with a concentration in Accounting.
Laura L. Felice is Senior Vice President, Controller of the Company. She joined BJ’s in this position in 2016 and is responsible for the integrity of our financial records. Prior to joining BJ’s, Ms. Felice held positions of increasing responsibility at Clarks Americas, Inc. from 2008 to 2016 and PricewaterhouseCoopers LLP from 2003 to 2008. She holds a Master of Accounting and a B.S. with a double major in Finance and Accounting from Boston College. She is also a CPA.
Caroline Glynn is Senior Vice President, Internal Audit and Asset Protection of BJ’s Wholesale Club, Inc. She has been with BJ’s for more than 28 years and is responsible for assessing risks, controls and process improvement opportunities as well as leading the safety and asset protection teams. Ms. Glynn has held various positions at BJ’s in club operations, inventory control and internal audit. She holds a B.S. in Finance from Merrimack College and an MBA from Southern New Hampshire University. She is also a CPA, a Certified Internal Auditor and a Certified Information Systems Auditor.
Graham Luce is Senior Vice President, General Counsel and Secretary of BJ’s Wholesale Club, Inc. Mr. Luce joined BJ’s in this position in 2015 and provides senior management with strategic advice on Company initiatives, complex business transactions and litigation, as well as counsel on all corporate governance related matters. He also serves as Secretary to the Board of Directors of the Company. Prior to joining the Company, Mr. Luce worked at Bain & Company from 2000 to 2015 and Goodwin Procter LLP from 1995 to 2000. He holds a J.D. from Boston University School of Law and holds a B.A. in Political Science and a B.S. in Electrical Engineering from Tufts University.
Rafeh Masood is Senior Vice President, Chief Digital Officer of BJ’s Wholesale Club, Inc. He joined BJ’s in this position in 2017 and is responsible for driving the Company’s vision and strategy for its e-commerce and omnichannel efforts. Mr. Masood held various leadership positions at Dick’s Sporting Goods, Inc. from 2013 to 2017 and Sears Holdings Corporation from 2010 to 2013. He holds an MBA and a B.S. in Information Systems from DePaul University.
Kirk Saville is Senior Vice President, Corporate Communications of BJ’s Wholesale Club, Inc. He joined BJ’s in this position in 2016 and is responsible for corporate communications, public relations, internal communications, social media and community relations. Prior to joining the Company, Mr. Saville held senior communications positions at Staples, Inc. from 2012 to 2017 and The Hershey Company from 2003 to 2012. He holds a Master of Journalism and a B.A. in Soviet Studies from the University of California, Berkeley.
Kristyn M. Sugrue is Senior Vice President, Treasurer of the Company. Ms. Sugrue joined BJ’s in 2011 as Vice President of Tax and was named Senior Vice President, Treasurer in 2017. She is responsible for managing the Company’s treasury functions, including the banking, risk management, insurance and tax groups. Prior to joining BJ’s, Ms. Sugrue held various finance management positions from 1998 to 2011 at publicly traded companies including Virtusa Corporation, Akamai Technologies, Inc. and Staples, Inc. and was a member of the tax practice at both Ernst & Young LLP and Arthur Andersen LLP in Boston from 1990 to 1998. She holds a B.S. in Accounting from Boston College and is a CPA.
William C. Werner is Senior Vice President, Strategic Planning and Investor Relations of BJ’s Wholesale Club, Inc. and is responsible for building the Company’s strategic priorities to drive growth and investor relations. He joined BJ’s in 2012 as Vice President, Accounting and Financial Reporting, was promoted to Senior Vice President, Finance in 2013 and assumed his current position in 2016. Prior to joining the Company, Mr. Werner was a Director in the Deals practice at PricewaterhouseCoopers LLP from 2007 to 2012. He holds a B.A. with a double major in Mathematics and Accounting from the College of the Holy Cross and is a CPA.

CORPORATE GOVERNANCE

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines. A copy of these Corporate Governance Guidelines can be found in the “Corporate Governance-Governance Documents” section of the “Investors” page of our website located at www.bjs.com, or by writing to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581. Among the topics addressed in our Corporate Governance Guidelines are:

•	Board independence and qualifications	•	Conflict of interest
•	Executive sessions of directors	•	Board access to management
•	Board leadership structure	•	Board access to independent advisors
•	Director qualification standards	•	Board and committee self-evaluations
•	Director orientation and continuing education	•	Board meetings
•	Limits on board service	•	Meeting attendance by directors and non-directors
•	Change of principal occupation	•	Meeting materials
•	Term limits	•	Board committees, responsibilities and independence
•	Director responsibilities	•	Succession planning
•	Director compensation	•	Risk management
Board Leadership Structure
Our Corporate Governance Guidelines provide our Board of Directors with flexibility to combine or separate the positions of chairperson of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company and its stockholders. Our Board believes that the Company and its stockholders are best served by maintaining the flexibility to determine whether the chairperson and Chief Executive Officer positions should be separated or combined at a given point in time in order to provide appropriate leadership for us at that time. In addition, our Corporate Governance Guidelines provide that, in order to maintain the independent integrity of our Board, if the chairperson of the Board is not an independent director, the independent members of the Board may appoint a lead independent director to serve as lead director.
The Board understands that no single approach to board leadership is universally accepted and that the appropriate leadership structure may vary based on several factors, such as a company's size, industry, operations, history and culture. Accordingly, our Board, with the assistance of the nominating and corporate governance committee, assesses its leadership structure in light of these factors and the current environment to achieve the optimal model for us and for our stockholders.
As part of its regular review of the Company's governance structure, the Board reviewed and considered its leadership structure and determined that having the Chief Executive Officer also serve as Chairman of the Board serves the best interests of the Company and its stockholders. Specifically, the Board believes that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the consideration and execution of strategy. The Board of Directors believes that the combined position of Chairman and Chief Executive Officer promotes the development of policy and plans, and facilitates information flow between management and the Board, which is essential to effective governance. The Board further believes that this combined role of Chairman and Chief Executive Officer, counterbalanced by a lead director, is most suitable for us at this time and is in the best interest of our stockholders because it provides the optimal balance between independent oversight of management and unified leadership (i.e., the appropriate balance of authority between those persons charged with overseeing the Company and those who manage it on a day-to-day basis), promotes the development and execution of our strategy and facilitates the flow of information between management and the Board of Directors, which are essential to effective corporate governance. Accordingly, our independent directors have appointed Robert Steele to serve as our lead director with such roles and responsibilities as set forth in our Corporate Governance Guidelines, including presiding at all meetings at which the Chairman of the Board is not present, as well as at all executive sessions of the independent directors.

Director Independence
Under our Corporate Governance Guidelines and the New York Stock Exchange (the “NYSE”) rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the NYSE rules. Our Board has affirmatively determined that each of our directors other than Christopher J. Baldwin, our Chairman, President and Chief Executive Officer, qualifies as independent under the applicable NYSE rules.
In arriving at the foregoing independence determinations, the Board reviewed and discussed information provided by the directors with regard to each director’s business and personal activities and any relationships they have with us and our management. In making the director independence determinations regarding Mr. Peterson, the Board considered that he serves as an executive officer of Newell Brands, one of the Company’s vendors and from whom we purchase products in the ordinary course of business, on arm’s-length terms in amounts and under other circumstances that the Board determined did not affect Mr. Peterson's independence. In 2018, the Company’s payments to Newell Brands were less than 1.0% of Newell Brands' net sales, and Mr. Peterson has no direct or indirect material interest in sales Newell Brands makes to the Company.
Board Committees
Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Cameron Breitner	—	Co-Chair	—
J. Kristofer Galashan	—	—	X
Lars Haegg	—	—	X
Ken Parent	X	—	—
Christopher H. Peterson	Chair	—	—
Jonathan A. Seiffer	—	Co-Chair	—
Robert Steele	X	X	—
Judith L. Werthauser	—	—	Chair

Audit Committee
Our audit committee is responsible for, among other things:

•	assisting the Board with its oversight of our accounting and financial reporting process and financial statement audits;

•	assisting the Board with its oversight of our disclosure controls procedures and our internal control over financial reporting;

•	assessing the independent registered public accounting firm’s qualifications and independence;

•	engaging the independent registered public accounting firm;

•	overseeing the performance of our internal audit function and independent registered public accounting firm;

•	assisting with our compliance with legal and regulatory requirements in connection with the foregoing;

•	overseeing our exposure to risk; and

•	reviewing related party transactions.
Our audit committee currently consists of Messrs. Parent, Peterson and Steele, with Mr. Peterson serving as chair. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our Board of Directors has affirmatively determined that each of Messrs. Parent, Peterson and Steele qualifies as “independent” under the NYSE’s heightened standards and Rule 10A-3 of the Exchange Act of 1934, as amended (the “Exchange Act”) applicable to audit committee members. In addition, our Board of Directors has determined that Mr. Peterson qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.
Compensation Committee
Our compensation committee is responsible for, among other things:

•
reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and setting compensation;

•
reviewing and setting or making recommendations to our Board of Directors regarding the compensation of our other executive officers and overseeing an evaluation of the performance of other executive officers;

•	reviewing and approving employment agreements, consulting arrangements, severance or retirement arrangements or change-in-control agreements;

•	reviewing and making recommendations to our Board of Directors regarding director compensation;

•
reviewing and approving or making recommendations to our Board of Directors regarding our incentive compensation and equity-based plans and arrangements, and the granting of stock and other equity awards under such plans;

•	appointing and overseeing any compensation consultants;

•
reviewing and discussing the results of the most recent stockholder advisory vote on executive compensation and reviewing and recommending to the Board for approval the frequency with which the Company will conduct such votes, taking into account such results;

•	periodically considering the adoption of a policy for recovering incentive-based compensation from executive officers; and

•	periodically reviewing compensation policies and practices and assessing whether they are reasonably likely to have a material adverse effect on the Company by encouraging excessive risk-taking.
Our compensation committee currently consists of Messrs. Breitner, Seiffer and Steele, with Messrs. Breitner and Seiffer serving as co-chairs. Our Board of Directors has determined that each of Messrs. Breitner, Seiffer and Steele qualify as “independent” under NYSE’s heightened standards applicable to compensation committee members and as a “non-employee directors” as defined in Section 16b-3 of the Exchange Act.
The compensation committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. Before selecting any such consultant, counsel or advisor, the compensation committee reviews and considers the independence of such consultant, counsel or advisor in accordance with applicable NYSE rules. We must provide appropriate funding for payment of reasonable compensation to any consultant, counsel or advisor retained by the compensation committee.
Compensation Consultants
In accordance with its authority to retain consultants and advisors described above, the compensation committee engaged the services of Exequity, LLP (“Exequity”), a national compensation consulting firm, as its compensation consultant to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program.
All services related to executive compensation provided by Exequity during fiscal year 2018 were conducted under the direction or authority of the compensation committee, and all work performed by Exequity was pre-approved by the compensation committee. Neither Exequity nor any of its affiliates maintains any other direct or indirect business relationships with us or any of our subsidiaries. Additionally, during fiscal year 2018, Exequity did not provide any services to us unrelated to executive and director compensation.
The compensation committee evaluated whether any work provided by Exequity raised any conflict of interest under applicable SEC or NYSE rules for services performed during fiscal year 2018 and determined that it did not.

Nominating and Corporate Governance Committee
Our nominating and corporate governance committee oversees and assists our Board of Directors in reviewing and recommending nominees for election as directors. Our nominating and corporate governance committee is responsible for, among other things:

•
identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors, except where the Company is otherwise required to provide third parties with the right to designate directors;

•	recommending to our Board of Directors the nominees for election to our Board of Directors at annual meetings of our stockholders;

•	overseeing the annual self-evaluations of our Board of Directors and its committees; and

•	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles.
Our nominating and corporate governance committee currently consists of Messrs. Galashan and Haegg and Ms. Werthauser, with Ms. Werthauser serving as chair. Our Board has determined that each of Messrs. Galashan and Haegg and Ms. Werthauser qualifies as “independent” under applicable NYSE rules for purposes of serving on the nominating and corporate governance committee.
Board and Board Committee Meetings and Attendance
During fiscal year 2018, our Board of Directors met four (4) times, the audit committee met three (3) times, the compensation committee met one (1) time and the nominating and corporate governance committee met zero (0) times. During fiscal year 2018, each of our directors attended at least 75% of the meetings of the Board and committees on which he or she served as a member, with the exception of Christopher Stadler who, due to unforeseen scheduling conflicts, attended less than 75% of the Board's meetings prior to his resignation.
Executive Sessions
Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least twice a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, Robert Steele, as lead director, will preside at such session.
Director Attendance at Annual Meeting of Stockholders
We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders.
Director Nominations Process
The nominating and corporate governance committee is responsible for recommending candidates to serve on the Board and its committees. In considering whether to recommend any particular candidate to serve on the Board or its committees or for inclusion in the Board’s slate of recommended director nominees for election at the annual meeting of stockholders, the nominating and corporate governance committee considers the criteria set forth in our Corporate Governance Guidelines.
Specifically, the nominating and corporate governance committee may take into account many factors, including: personal and professional integrity, ethics and values; experience in corporate management, such as serving as an officer or former officer of a publicly held company; strong finance experience; relevant social policy concerns; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; relevant academic expertise or other proficiency in an area of the Company’s operations; diversity of expertise and experience in substantive matters pertaining to the Company’s business relative to other board members; diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience; practical and mature business judgment, including, but not limited to, the ability to make independent analytical inquiries; and any other relevant qualifications, attributes or skills. In determining whether to recommend a director for reelection, the nominating and corporate governance committee may also consider the director’s past attendance at meetings and participation in and contributions to the activities of the Board.
We do not have a formal policy with regard to the consideration of diversity in identifying director nominees. The Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. However, the Board recognizes the value of a diverse Board and thus has included diversity of background and perspective, including, but not limited to, with respect to age, gender, race, place of residence and specialized experience, as factors that will be taken into consideration by the nominating and corporate governance committee when evaluating the suitability of, and recommending, candidates for election by stockholders, and by the Board in approving such candidates.
In identifying prospective director candidates, the nominating and corporate governance committee may seek referrals from other members of the Board, management, stockholders and other sources, including third party recommendations. The nominating and corporate governance committee also may, but need not, retain a search firm in order to assist it in identifying candidates to serve as directors of the Company. The nominating and corporate governance committee uses the same criteria for evaluating candidates regardless of the source of the referral or recommendation. When considering director candidates, the nominating and corporate governance committee seeks individuals with backgrounds and qualities that, when combined with those of our incumbent directors, provide a blend of skills and experience to further enhance the Board’s effectiveness. In connection with its annual recommendation of a slate of nominees, the nominating and corporate governance committee also may assess the contributions of those directors recommended for re-election in the context of the Board evaluation process and other perceived needs of the Board.
In connection with our IPO, investment funds affiliated with or advised by CVC Capital Partners ("CVC CP") and Leonard Green, which are referred to herein as the “Sponsors,” entered into a voting agreement pursuant to which the Sponsors are entitled to designate individuals to be included in the slate of nominees recommended by the Board for election to our Board of Directors under certain circumstances related to continued ownership of the shares they hold. Under the voting agreement, the Sponsors agreed to vote their shares in favor of the directors nominated pursuant to the voting agreement. Cameron Breitner and Lars Haegg were nominated by CVC CP and Jonathan A. Seiffer and J. Kristofer Galashan were nominated by Leonard Green.
Mr. Peterson and Ms. Werthauser were recommended to serve on our Board by members of management and our then-serving directors and, with the support of the nominating and corporate governance committee, were appointed to the Board. Mr. Chande was recommended by CVC CP to serve on our Board and, with the support of our then serving directors, was appointed to the Board. Each of the foregoing director nominees to be elected at the Annual Meeting was evaluated in accordance with our standard review process for director candidates in connection with their initial appointment and their nomination for election or re-election, as applicable, at the Annual Meeting.
When considering whether the directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Board focused primarily on the information discussed in each of the Board member’s biographical information set forth above. We believe that our directors provide an appropriate mix of experience and skills relevant to the size and nature of our business. This process resulted in the Board’s nomination of the incumbent directors named in this Proxy Statement and proposed for election by you at the Annual Meeting.
The nominating and corporate governance committee will consider director candidates recommended by stockholders, and such candidates will be considered and evaluated under the same criteria described above. Any recommendation submitted to the Company should be in writing and should include any supporting material the stockholder considers appropriate in support of that recommendation, but must include information that would be required under the rules of the SEC to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our directors if elected and must otherwise comply with the requirements under our Bylaws for stockholders to recommend director nominees. Stockholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Secretary, BJ’s Wholesale Club Holdings, Inc., 25 Research Drive, Westborough, Massachusetts 01581. All recommendations for nominations received by the Secretary that satisfy our Bylaws' requirements relating to such director nominations will be presented to the nominating and corporate governance committee for its consideration. Stockholders also must satisfy the notification, timeliness, consent and information requirements set forth in our Bylaws. These timing requirements are also described under the caption “Stockholder Proposals and Director Nominations.”
Board Role in Risk Oversight
The Board of Directors has overall responsibility for risk oversight, including, as part of regular Board and committee meetings, general oversight of executives’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the Board of Directors in reviewing our business strategy is an integral aspect of the Board’s assessment of management’s tolerance for risk and its determination of what constitutes an appropriate level of risk for the Company. While the full Board has overall responsibility for risk oversight, it is supported in this function by its audit committee, compensation committee and nominating and corporate governance committee. Each of the committees regularly reports to the Board.
The audit committee assists the Board in fulfilling its risk oversight responsibilities by periodically reviewing our accounting, reporting and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, our compliance with legal and regulatory requirements and our enterprise risk management program. Through its regular meetings with management, including the finance, legal, internal audit, tax, compliance, and information technology functions, the audit committee reviews and discusses significant areas of our business and summarizes for the Board areas of risk and the appropriate mitigating factors. The compensation committee assists the Board by overseeing and evaluating risks related to the Company’s compensation structure and compensation programs, including the formulation, administration and regulatory compliance with respect to compensation matters, and coordinating, along with the Board’s chairperson, succession planning discussions. The compensation committee periodically reviews the Company’s compensation policies and practices and assesses whether such policies and practices are reasonably likely to have a material adverse effect on the Company by encouraging excessive risk taking. The nominating and corporate governance committee assists the Board by overseeing and evaluating programs and risks associated with Board organization, membership and structure, and corporate governance. In addition, our Board receives periodic detailed operating performance reviews from management.
Committee Charters and Corporate Governance Guidelines
Our Corporate Governance Guidelines, charters of the audit committee, compensation committee and nominating and corporate governance committee and other corporate governance information are available under the “Corporate Governance-Governance Documents” section of the “Investors” page of our website located at www.bjs.com, or by writing to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581.
Code of Business Ethics
We have adopted a code of business ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. A copy of our Code of Conduct is available under the "Corporate Governance-Governance Documents" section of the "Investors" page of our website located at www.bjs.com, or by writing to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of our Code of Conduct on our website rather than by filing a Current Report on Form 8‑K.
Anti-Hedging Policy
Our Board of Directors has adopted an insider trading compliance policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts; short sales; and transactions in publicly traded options, such as puts, calls and other derivatives involving our equity securities.
Communications with the Board
Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581. The Secretary will forward the communication to the appropriate director or directors.

Report of the Compensation Committee
The compensation committee has discussed and reviewed the following Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in the Annual Report on Form 10-K for fiscal year 2018.
Submitted by the compensation committee of the Board of Directors:
Cameron Breitner (Co-Chair)
Jonathan A. Seiffer (Co-Chair)
Robert Steele

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” and the factors relevant to an analysis of these policies and decisions. These named executive officers ("NEOs") for fiscal year 2018 are:

•	Christopher J. Baldwin, who serves as Chairman, President and Chief Executive Officer (“CEO”) and is our principal executive officer;

•	Robert W. Eddy, who serves as Executive Vice President and Chief Financial and Administrative Officer and is our principal financial officer;
•Lee Delaney, who serves as Executive Vice President, Chief Commercial Officer;
•Scott Kessler, who serves as Executive Vice President, Chief Information Officer; and
•Brian Poulliot, who serves as Executive Vice President, Chief Membership Officer.
Specifically, this section provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the compensation committee of our Board of Directors arrived at specific compensation policies and decisions involving our NEOs during fiscal year 2018.
Each of the key elements of our executive compensation program is discussed in more detail below. Our compensation programs are designed to be flexible and complementary and to collectively serve the principles and objectives of our compensation and benefits program.
Executive Compensation Philosophy and Objectives
Our executive team is critical to our success and to building value for our stockholders. The principles and objectives of our compensation and benefits programs for our executive officers are to:

•	attract, engage and retain to work for us the best executives, with experience and managerial talent enabling us to be an employer of choice in highly-competitive and dynamic industries;

•	align compensation with our corporate strategies, business and financial objectives and the long-term interests of our stockholders;

•	motivate and reward executives whose knowledge, skills and performance ensure our continued success; and

•	ensure that our total compensation is fair, reasonable and competitive.
Roles of Our Compensation Committee and Chief Executive Officer in Compensation Decisions
Historically, the initial compensation arrangements with our executive officers, including the NEOs, were determined in arm’s-length negotiations with each individual executive. Typically, our CEO was responsible for negotiating these arrangements, except with respect to his own compensation, with the oversight and final approval of the compensation committee. These compensation arrangements were influenced by a variety of factors, including, but not limited to:
•our financial condition and available resources;
•our view of the strategic importance of the position to be filled;

•
our evaluation of the competitive market based on the experience of the members of the compensation committee with other companies and market information we may receive from executive search firms retained by us;

•the length of service of an individual; and
•the compensation levels of our other executive officers, each as of the time of the applicable compensation decision.
Following the completion of these initial arrangements, our CEO (except as to his own compensation) and the compensation committee were responsible for overseeing our executive compensation program, as well as periodically reviewing, determining and approving the ongoing compensation arrangements for our executive officers, including the other NEOs.

Engagement of Compensation Consultant
The compensation committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In connection with the preparation for the IPO, the compensation committee initially engaged Exequity, an independent national compensation consulting firm, to provide executive compensation advisory services, help evaluate our compensation philosophy and objectives and provide guidance in administering our compensation program. The compensation committee has continued to engage Exequity following the IPO to provide these services. Exequity does not provide any services to us other than the services provided to the compensation committee. The compensation committee believes that Exequity does not have any conflicts of interest in advising the compensation committee under applicable SEC or NYSE rules.
Compensation Components
We design the principal components of our executive compensation program to fulfill one or more of the principles and objectives described above. Compensation of our NEOs includes each of the following key elements:
•base salary;
•annual Company performance-based cash compensation; and
•long-term equity incentive compensation.
Each of these elements fulfills one or more of the principles and objectives noted above. We view each component of our executive compensation program as related but distinct, and we also regularly reassess the total compensation of our executive officers to ensure that our overall compensation objectives are met. In addition, we have determined the appropriate level for each compensation component based on our understanding of the competitive market based on the experience of members of the compensation committee, advice and information provided by Exequity, our recruiting and retention goals, our view of internal equity and consistency, the length of service of our executive officers, our overall performance, and other considerations the compensation committee considers relevant.

We offer cash compensation, in the form of base salaries, annual Company performance-based bonuses and, as circumstances warrant, discretionary individual performance-based bonuses, that we believe appropriately rewards our executive officers for their contributions to our business. When making awards, the compensation committee considers the Company’s financial and operational performance. A key component of our executive compensation program, however, is long-term equity incentive awards. We emphasize the use of long-term equity to incent our executive officers to focus on the growth of our overall enterprise value and, correspondingly, the creation of value for our stockholders.
Except as described below, we have not adopted any formal or informal policy or guidelines for allocating compensation between currently-paid and long-term compensation, between cash and non-cash compensation, or among different forms of non-cash compensation.
Each of the primary elements of our executive compensation program is discussed in more detail below. While we have identified particular compensation objectives that each element of executive compensation serves, our compensation programs are designed to be flexible and complementary and to collectively serve all of the executive compensation objectives described above. Accordingly, whether or not specifically mentioned below, we believe that, as a part of our overall executive compensation policy, each individual element, to a greater or lesser extent, serves each of our objectives.
Key Fiscal Year 2018 Compensation Decisions
As part of its annual compensation-setting process, the compensation committee generally meets in the first quarter of the year. Additionally, in April, May and June 2018, in connection with the IPO, the compensation committee, using information prepared by Exequity, reviewed and considered the pay level and mix of the Company’s NEOs against executives serving in similar capacities at other publicly-held retail companies with whom the Company may compete for talent. As a result of this, the compensation committee: (i) made several awards concurrent with the IPO in recognition of the Company’s performance leading up to the IPO, and (ii) made several adjustments to cash and equity compensation to reflect a compensation structure and level consistent with comparable public retail company pay practices. In particular, the compensation committee made the following key compensation decisions:

•	Increased the NEO base salaries as further described in “Base Salary”;

•	Increased the NEO target percentage payout under our annual incentive plan as further described in “Annual Incentive Plan”; and

•	Awarded equity in the form of non-qualified stock options and restricted stock awards, each as further described in "Equity Awards" and "2018 Equity Compensation Awards."

Following is an overview of our fiscal year 2018 executive compensation program:

Compensation Element	Form	Objectives
Base Salary (Fixed, short-term)	Cash	Attract and retain high-quality executives to drive our success Align with external competitive level and maintain internal parity based on role, responsibility and experience
Annual Incentive Plan (At-risk, short-term)	Cash	Drive Company and business unit results Align actual pay-out based on achievement of Company financial performance goals
Long-term Incentive Awards (At-risk, medium to long-term)	Equity: Restricted Stock Awards and Non-qualified Stock Options
Drive Company performance; align interest of executives with those of stockholders; retain executives through vesting over multi-year periods

Vest restricted stock awards ratably over three years

Vest non-qualified stock options ratably over three years, with a 10-year expiration from the date of grant

IPO Awards (At-risk, medium)	Equity: Restricted Stock Awards and Non-qualified Stock Options
Reward executives for Company performance leading up to the IPO

Vest restricted stock awards 30 days from grant date, subject to non-compete restrictions

Vest non-qualified stock options 30 days from grant date, subject to non-compete restrictions, with a 10-year expiration from the date of grant

Assessing Competitive Practice Through Peer Group Comparisons
Executive Compensation Peer Group
To gain a general understanding of our current compensation practices, the compensation committee reviews the compensation of executives serving in similar positions at peer companies. The external market data reviewed for fiscal year 2018 was provided by Exequity.
In initially setting the peer group, the compensation committee considered, at the recommendation of Exequity, industry, revenue, market capitalization, enterprise value, EBITDA and gross margin, among other factors for each company. The Company is positioned near the median of the peer group based on annual revenue and market capitalization.

Fiscal Year 2018 Executive Compensation Peer Group Companies
Company Name	GICS Industry
Bed Bath & Beyond	Home Furnishing Retail
Big Lots, Inc.	General Merchandise Stores
Burlington Stores, Inc.	Apparel Retail
Dick's Sporting Goods, Inc.	Specialty Stores
Dollar General Corporation	General Merchandise Stores
Dollar Tree, Inc.	General Merchandise Stores
Foot Locker, Inc.	Apparel Retail
Kohl's Corporation	Department Stores
The Michaels Companies, Inc.	Specialty Stores
PriceSmart, Inc.	Hypermarkets and Super Centers
Sprouts Farmers Market, Inc.	Food Retail
Target Corporation	General Merchandise Stores
The TJX Companies, Inc.	Apparel Retail
Williams-Sonoma, Inc.	Home Furnishing Retail
In fiscal year 2018, the compensation committee considered the pay practices and compensation levels of executives serving in similar positions at companies in our peer group when it determined the base salary adjustments, the change in the target payout levels under our annual incentive plan and the size and mix of equity awards granted, each as described below.
Base Salary
Annual base salaries compensate our executive officers for fulfilling the requirements of their respective positions and provide them with a level of cash income predictability and stability with respect to a portion of their total compensation. Generally, our NEOs’ initial base salaries were established through arms-length negotiation at the time the individual was hired, taking into account his or her qualifications, experience and prior salary level. Thereafter, the base salaries of our executive officers, including the NEOs, are reviewed periodically by the compensation committee and our CEO (except as to his own base salary), and adjustments are made as deemed appropriate. In connection with the IPO, the compensation committee approved base salary increases as part of the individual performance and salary review process for each of our NEOs.
We believe it is important to provide a competitive fixed level of pay to attract and retain experienced and successful executives. In determining the amount of base salary that each NEO receives, we look to the executive's current compensation, tenure, any change in the executive's position or responsibilities and the complexity and scope of the executive's position as compared to those of other executives within the Company and in similar positions at companies in our peer group. Base salaries are reviewed periodically by the compensation committee and may be adjusted from time to time pursuant to such review.
In fiscal year 2018, the compensation committee reviewed and increased the base salaries of the NEOs as follows: Mr. Baldwin to $1,300,000; Mr. Eddy to $725,000; Mr. Delaney to $750,000; Mr. Kessler to $500,000; and Mr. Poulliot to $450,000. Prior to this, our NEOs' base salaries reflected the Company's practices as a private company. In making the determination to increase the NEOs' fiscal year 2018 base salaries, the compensation committee considered the level of base salaries of executives serving in similar roles and with comparable responsibilities at public companies within our peer group, as well as the position relative to the median of his counterparts within the peer group companies. These base salaries became effective April 29, 2018.

In March 2019, the compensation committee approved Messrs. Baldwin, Eddy, Delaney, Kessler and Poulliot to receive increases to their base salaries, resulting in new base salaries of $1,350,000; $775,000, $800,000, $525,000 and $475,000, respectively, based on a benchmarking analysis provided by Exequity and reviewed by the compensation committee. The new base salaries became effective April 1, 2019. These increases were designed to maintain each NEO's base salary near the median of his or her counterparty within the peer group companies. No change to the Company's peer group was made from the preceding year.
Annual Incentive Plan
Our annual incentive plan rewards participants, including our NEOs, for their contributions towards specific annual financial goals. Each NEO's award opportunity under the annual cash incentive plan is based on a Company Adjusted EBITDA target. The compensation commitee establishes the Adjusted EBITDA target at or shortly after the beginning of the fiscal year.
We use "Adjusted EBITDA" to set our performance target under the annual incentive plan, which we define as income from continuing operations before interest expense, net, provision (benefit) for income taxes and depreciation and amortization, adjusted for the impact of certain other items, including compensatory payments related to options, stock-based compensation expense, preopening expenses, management fees, noncash rent, strategic consulting expenses, severance, asset retirement obligations and other adjustments. As Adjusted EBITDA is a non-GAAP financial measure, reconciliation is provided in the "Management's Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures" section of our Annual Report on Form 10-K for fiscal year 2018.
Each NEO's target annual cash incentive opportunity is expressed as a percentage of his or her base salary in effect at fiscal year-end and is based on peer group benchmark data and the scope of responsibility and impact the executive has on the Company's overall results. For fiscal year 2018, the compensation committee set the target payout levels as set forth in the table below. In fiscal year 2018 the compensation committee increased each of the NEOs' target payout percentages for their fiscal year 2018 award to a level aimed to bring his or her potential total cash compensation approximately equal to the median of the annual total cash compensation paid to executives with similar roles and responsibilities at companies in our peer group.
The following table lists fiscal year 2018 target bonuses for our NEOs.

Named Executive Officer	Annual Incentive Plan Target Bonus (as a % of base salary)(1)
Christopher J. Baldwin	150%
Robert W. Eddy	100%
Lee Delaney	100%
Scott Kessler	70%
Brian Poulliot	70%

(1)	Fiscal year 2018 was 52 weeks long. Each executive’s target bonus was a percentage of their base salary as of February 2, 2019.

The compensation committee determined that the Adjusted EBITDA target with respect to fiscal year 2018 was exceeded and that the total bonus pool would correspondingly be increased by 1/3 the amount of Adjusted EBITDA achieved in excess of the Adjusted EBITDA target, which resulted in an achievement level of 113%. We determined that participants at the Senior Vice President level and up would not receive individual performance multipliers with respect to their award amounts, which resulted in a payment of 113% of their applicable target bonus to our NEOs for fiscal year 2018. Had the NEOs received individual performance multipliers, we believe they would have received bonuses equal to or in excess of 113% of their applicable target bonuses.
Equity Awards
We use non-qualified stock options as a key equity incentive vehicle to reward and retain our executive officers in a manner that best aligns their interests with the interests of our stockholders. We may also use restricted stock awards and other forms of equity incentives to motivate our executive officers and align their interests with the interests of our stockholders. Because our executive officers are able to benefit from non-qualified stock options only if the market price of our common stock increases relative to the option’s exercise price, we believe non-qualified stock options provide meaningful incentives to our executive officers to achieve increases in the value of our stock over time and are an effective tool for meeting our compensation goal of increasing long-term stockholder value by tying the value of the stock options to our future performance.

We currently sponsor the Fourth Amended and Restated 2011 Stock Option Plan of BJ's Wholesale Club Holdings, Inc. (the "2011 Plan"), the 2012 Director Stock Option Plan of BJ's Wholesale Club Holdings, Inc. (the "2012 Director Plan"), the 2018 Incentive Award Plan of BJ's Wholesale Club Holdings, Inc. (the "2018 Plan") and the Employee Stock Purchase Plan of BJ's Wholesale Club Holdings, Inc. (the "ESPP"). No further grants will be made under the 2011 Plan or the 2012 Director Plan, though existing awards remain outstanding. We adopted the 2018 Plan and the ESPP in connection with the IPO, and going forward, we may use stock options, restricted stock units, and other types of equity-based awards, as we deem appropriate, to offer our employees, including our NEOs, long-term equity incentives that align their interests with the long-term interests of our stockholders. The first offering period under the ESPP commenced on January 1, 2019.
Equity Award Decisions
Historically, when determining the amount and terms of equity compensation awards we considered, among other things, market information provided by Exequity, individual performance history, job scope, function, title, outstanding and unvested equity awards and comparable awards granted to other individuals at similar levels. The compensation committee has also drawn upon the experience of its members.
We granted equity awards to our NEOs in connection with the IPO during fiscal year 2018, as discussed below. Certain of these awards were considered one-time awards in recognition of the Company's performance leading up to the IPO (see "IPO Equity Awards" table below). The remaining awards were made to provide annual at-risk equity incentive compensation competitive with peer group companies (see "2018 Long-Term Equity Compensation Awards" table below).
2018 Equity Compensation Awards

IPO Equity Awards
Name	Restricted Stock Awards (# of shares)	Stock Option Awards (# of shares)
Christopher J. Baldwin	1,416,450	—
Robert W. Eddy	87,500	262,500
Lee Delaney	93,751	281,253
Scott Kessler	65,625	65,625
Brian Poulliot	65,625	65,625

2018 Long-Term Equity Compensation Awards
Name	Restricted Stock Awards (# of shares)	Stock Option Awards (# of shares)
Christopher J. Baldwin	195,314	585,935
Robert W. Eddy	87,500	262,500
Lee Delaney	46,872	140,623
Scott Kessler	65,625	65,625
Brian Poulliot	65,625	65,625
Please see “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table-Current Employment Arrangements” for further information on the equity awards granted to our NEOs in connection with the IPO.
Other Compensation Components
401(k) Plan
We have established a 401(k) retirement savings plan for our employees, including the NEOs, who satisfy certain eligibility requirements. Under the 401(k) plan, eligible employees may elect to reduce their current compensation by up to the prescribed annual limit, and contribute these amounts to the 401(k) plan. This plan provides for Company matching contributions of 50% of the first 6% of an employee’s covered compensation.
Nonqualified Deferred Compensation Plan
We also have established an executive retirement plan (the “Executive Retirement Plan”), a nonqualified deferred compensation plan, for certain key employees. Under this plan, we fund annual retirement contributions of the designated participant’s base salary into contribution accounts, in which participants become vested after four fiscal years of service. The compensation committee has discretion to choose the percentage of contributions made; however, such amount must be at least equal to 3% of the participant’s base salary. The participants under this plan also receive a tax gross-up for the Company’s contributions. Please see “Nonqualified Deferred Compensation Table” for further information on this plan.
 Employee Benefits and Perquisites
Additional benefits received by our employees, including the NEOs, include medical and dental benefits, flexible spending accounts, short-term and long-term disability insurance and accidental death and dismemberment insurance. We also provide basic life insurance coverage to our employees, as well as executive life insurance to certain key executives, including our NEOs. Certain of our NEOs also receive a car allowance, and we reimburse certain financial counseling and estate planning expenses for certain executives, including our NEOs.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices in the competitive market.
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive officer in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits for our NEOs will be approved and subject to periodic review by the compensation committee. We do not expect these perquisites to be a significant component of our compensation program.
Severance and Change in Control Benefits
We have entered into employment agreements with our NEOs, each of which has its own terms. The material elements of these employment agreements are summarized below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table-Current Employment Agreements” and “Potential Payments Upon Termination or Change in Control.”
Tax and Accounting Considerations
Section 162(m) of the Internal Revenue Code
Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, disallows a tax deduction to any publicly held corporation for any individual remuneration in excess of $1 million paid in any taxable year to certain “covered employees.” We expect to be eligible for transition relief from the Section 162(m) deduction limitation that should generally extend until our 2022 Annual Meeting.
To the extent that this transition relief expires or is otherwise unavailable, we expect that the compensation committee will consider the potential future effects of Section 162(m) on the deductibility of executive compensation paid to our NEOs. As such, in approving the amount and form of compensation for our NEOs in the future, the compensation committee will consider all elements of the cost to us of providing such compensation, including the potential impact of Section 162(m). In appropriate circumstances, however, the compensation committee may implement programs that recognize a full range of criteria important to our success and to ensure that our executive officers are compensated in a manner consistent with our best interests and those of our stockholders, even where the compensation paid under such programs may not be deductible under Section 162(m) of the Internal Revenue Code.
 Section 280G of the Internal Revenue Code
Section 280G of the Internal Revenue Code disallows a tax deduction with respect to excess parachute payments to certain executives of companies which undergo a change in control. In addition, Section 4999 of the Internal Revenue Code imposes a 20% penalty on the individual receiving the excess payment. Parachute payments are compensation that is linked to or triggered by a change in control and may include, but are not limited to, bonus payments, severance payments, certain fringe benefits, and payments and acceleration of vesting from long-term incentive plans including stock options and other equity-based compensation. Excess parachute payments are parachute payments that exceed a threshold determined under Section 280G based on the executive’s prior compensation. In approving the compensation arrangements for our NEOs in the future, the compensation committee will consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 280G. However, the compensation committee may, in its judgment, authorize compensation arrangements that could give rise to loss of deductibility under Section 280G and the imposition of excise taxes under Section 4999 when it believes that such arrangements are appropriate to attract and retain executive talent.

Section 409A of the Internal Revenue Code
Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities, penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 (formerly known as FASB No. 123(R)), or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the grant date “fair value” of their stock-based awards using a variety of assumptions. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award. Grants of stock options, restricted stock, restricted stock units and other equity-based awards under our equity incentive award plans will be accounted for under ASC Topic 718. The compensation committee will regularly consider the accounting implications of significant compensation decisions, especially in connection with decisions that relate to our equity incentive award plans and programs. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives.
Compensation Tables
Summary Compensation Table
The following table sets forth information concerning the compensation of our NEOs for fiscal year 2018 and fiscal year 2017, as applicable:

Name and Principal Position	Fiscal Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)(5)	All Other Compensation (6)	Total
Christopher J. Baldwin	2018	$1,230,769	$—	$35,458,808	$3,134,752	$2,203,500	$28,935	$42,056,764
Chairman, President & Chief Executive Officer	2017	1,019,231	—	—	—	1,129,308	9,266,311	11,414,850
Robert W. Eddy	2018	686,923	—	3,850,000	2,774,625	819,250	100,996	8,231,794
Executive Vice President, Chief Financial and Administrative Officer	2017	566,443	303,160	—	—	376,571	7,255,519	8,501,693
Lee Delaney	2018	722,308	—	3,093,706	2,220,474	847,500	13,492	6,897,480
Executive Vice President, Chief Commercial Officer	2017	636,923	340,881	—	—	423,427	4,697,957	6,099,188
Scott Kessler	2018	490,385	—	2,887,500	693,656	395,500	3,746	4,470,787
Executive Vice President, Chief Information Officer
Brian Poulliot	2018	436,154	—	2,887,500	693,656	355,950	65,055	4,438,315
Executive Vice President, Chief Membership Officer	2017	394,904	211,353	—	—	262,532	3,212,737	4,081,526

(1)	This amount reflects salary earned during the fiscal year, including any salary adjustments made during the fiscal year.

(2)	This amount reflects one-time discretionary cash bonuses paid for extraordinary service in fiscal year 2017.

(3)
Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal year 2018 computed in accordance with ASC Topic 718. Please see “Accounting for Stock-Based Compensation” above for further information.

(4)	This amount reflects payments pursuant to our annual incentive plan. Please see “Annual Incentive Plan” section for further information on these bonuses.

(5)	Reflects the amounts paid in March 2019 pursuant to our annual incentive plan with respect to fiscal year 2018.

(6)	All Other Compensation for fiscal year 2018 includes:

Name	Executive Retirement Plan Company Contributions(a)	Tax Gross Ups(b)	Car Allowance	Employer 401(k) Matching Contributions(c)	Financial Planning	Other(d)	Total
Christopher J. Baldwin	$—	$—	$—	$9,250	$3,875	$15,810	$28,935
Robert W. Eddy	35,408	26,712	15,374	9,250	10,000	4,252	100,996
Lee Delaney	—	—	—	8,250	3,000	2,242	13,492
Scott Kessler	—	—	—	236	1,245	2,265	3,746
Brian Poulliot	22,482	16,960	15,374	8,250	—	1,989	65,055

(a)
We contribute to the Executive Retirement Plan for certain of our NEOs. This amount reflects the Company contributions to the Executive Retirement Plan. Under this plan, we fund annual retirement contributions of a certain percentage of the designated participant’s base salary into contribution accounts, in which participants become vested after four fiscal years of service.

(b)	Amounts reflect tax gross-ups provided under our Executive Retirement Plan.

(c)
Our 401(k) plan provides for Company matching contributions of 50% of the first 6% of an employee’s covered compensation. Company matching contributions vest ratably over an employee’s first four years of employment.

(d)
Amount includes (i) executive life insurance contributions of $7,369 for Mr. Baldwin, $4,102 for Mr. Eddy, $2,092 for Mr. Delaney, $2,116 for Mr. Kessler, and $1,838 for Mr. Poulliot, and (ii) legal services in an amount equal to $8,292 for Mr. Baldwin.

Grants of Plan-Based Awards in Fiscal Year 2018
The following table sets forth information regarding grants of plan-based awards made to our NEOs during fiscal year 2018:

		Estimated Future Payouts Under Non-equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option Awards ($/SH)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant date	Threshold	Target	Maximum
Christopher J. Baldwin		$—	$1,950,000	$3,900,000
	6/28/2018				1,416,450	(1)				$31,161,900
	6/28/2018				195,314					4,296,908
	6/27/2018						585,935		17.00	3,134,752
Robert W. Eddy		—	725,000	1,450,000
	6/28/2018				87,500	(1)				1,925,000
	6/28/2018				87,500					1,925,000
	6/27/2018						262,500	(2)	17.00	1,370,250
	6/27/2018						262,500		17.00	1,404,375
Lee Delaney		—	750,000	1,500,000
	6/28/2018				93,751	(1)				2,062,522
	6/28/2018				46,872					1,031,184
	6/27/2018						281,253	(2)	17.00	1,468,141
	6/27/2018						140,623		17.00	752,333
Scott Kessler		—	350,000	700,000
	6/28/2018				65,625	(1)				1,443,750
	6/28/2018				65,625					1,443,750
	6/27/2018						65,625	(2)	17.00	342,563
	6/27/2018						65,625		17.00	351,094
Brian Poulliot		—	315,000	630,000
	6/28/2018				65,625	(1)				1,443,750
	6/28/2018				65,625					1,443,750
	6/27/2018						65,625	(2)	17.00	342,563
	6/27/2018						65,625		17.00	351,094

(1)	Represents restricted stock awards granted in connection with the IPO. See "2018 Equity Compensation Awards" tables above.

(2)	Represents stock option awards granted in connection with the IPO. See "2018 Equity Compensation Awards" tables above.

(3)
Amounts represent the grant date fair value of each award granted in fiscal year 2018 computed in accordance with ASC Topic 718. Please see “Accounting for Stock-Based Compensation” for further information.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Current Employment Arrangements
We have entered into employment agreements with certain of our NEOs. The principal elements of these employment agreements are summarized below.
Christopher J. Baldwin
On September 1, 2015, BJ’s Wholesale Club, Inc. and Beacon Holding Inc. entered into an employment agreement with Mr. Baldwin, which was later amended on February 1, 2016 (the “CEO Employment Agreement”), pursuant to which Mr. Baldwin is employed as the Company’s President and Chief Executive Officer. Pursuant to the CEO Employment Agreement, Mr. Baldwin is entitled to a base salary of $1,000,000 per year, subject to periodic increase from time to time as determined by the Board of Directors of the Company in its sole discretion, and an annual performance-based cash bonus with a target bonus opportunity equal to 100% of his annual base salary, payable based on goals established by the Board of Directors in its sole discretion. In connection with his transition to the role of Chief Executive Officer, Mr. Baldwin relocated to the Boston metropolitan area, and the Company agreed to pay him a relocation stipend equal to $125,000, net after applicable taxes, and reimbursed Mr. Baldwin up to $25,000 for reasonable expenses associated with Mr. Baldwin’s relocation. Pursuant to the CEO Employment Agreement, Mr. Baldwin is also subject to 12-month post-termination non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant.
Pursuant to the terms of the CEO Employment Agreement, the Company has certain obligations that become due in the event of termination. If Mr. Baldwin’s employment is terminated by the Company without Cause (as described below) or by Mr. Baldwin for Good Reason (as described below), then in addition to any accrued amounts, subject to Mr. Baldwin entering into a binding and irrevocable release of claims, Mr. Baldwin is eligible to receive (i) an amount equal to the sum of (a) his base salary for a period of 12 months after termination and (b) his target annual cash bonus, payable in substantially equal installments in such manner and at such times as Mr. Baldwin’s base salary was being paid immediately prior to such termination (or if such termination occurs upon or following the occurrence of a change in control, such amount will be paid in a single lump sum); (ii) an amount equal to the difference between Mr. Baldwin’s actual Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premium costs and the amount Mr. Baldwin would have paid had he continued coverage as an employee under the Company’s applicable health plans for up to twelve months, (iii) if such termination occurs on or after July 1st of a fiscal year, a pro rata portion of the annual cash bonus to which Mr. Baldwin would have been entitled had he remained employed by the Company until the end of the fiscal year, and (iv) any other payments or benefits arising from Mr. Baldwin’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
Upon a termination due to death or disability, in addition to the accrued amounts, Mr. Baldwin is eligible to receive, subject to the execution of a release of claims, (i) the annual cash bonus he would have been entitled to receive had he remained employed until the end of the fiscal year (prorated for the period of active employment during the fiscal year), and (ii) any other payments or benefits arising from Mr. Baldwin’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
“Cause” refers to the Company’s termination of Mr. Baldwin’s employment because he has: (i) refused or willfully failed to devote his full normal working time, skills, knowledge, and abilities to the business of the Company and in promotion of its interests or he has failed to fulfill directives of the Board of Directors of the Company, (ii) engaged in activities involving dishonesty, willful misconduct, willful violation of any law, rule, regulation or material policy of the Company or breach of fiduciary duty, (iii) committed larceny, embezzlement, conversion or any other act involving the misappropriation of the Company’s funds or property, (iv) been convicted of any crime which reasonably could affect in an adverse manner the reputation of the Company or his ability to perform his duties hereunder, (v) been grossly negligent in the performance of his duties, or (vi) materially breached the CEO Employment Agreement.
“Good Reason” means the occurrence, without Mr. Baldwin’s prior written consent, of any of: (i) any material adverse change by the Company in Mr. Baldwin’s title, duties, responsibilities (including reporting responsibilities) or authority; (ii) Mr. Baldwin being required to relocate to a principal place of employment more than 50 miles from Mr. Baldwin’s principal place of employment with the Company on the effective date of the CEO Employment Agreement (other than any relocation to the Boston metropolitan area); (iii) the failure by the Company to reelect Mr. Baldwin as a member of the Board of Directors or the removal of Mr. Baldwin therefrom; (iv) the failure of the Company to obtain a satisfactory agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform the CEO Employment Agreement; or (v) a material breach by the Company or one of its subsidiaries of the CEO Employment Agreement or any other agreement between Mr. Baldwin and either of the Company or one of its subsidiaries entered into in connection with the CEO Employment Agreement; provided, that, within 30 days after the occurrence of a Good Reason event, Mr. Baldwin must provide the Company notice of his intent to resign for Good Reason and the basis therefore and allow the Company 30 days to cure the circumstances (if curable), and his employment will terminate within 60 days following the expiration of the cure period.
CEO IPO Equity Award
In connection with the IPO, the Company entered into a letter agreement with Mr. Baldwin, dated as of March 27, 2018, as amended from time to time, pursuant to which the Company agreed to grant to Mr. Baldwin an award of 1,416,450 restricted shares of our common stock (the “Restricted Shares”), subject to the completion of the IPO. The Restricted Shares were granted on the completion of the IPO and are subject to the terms and conditions of the 2018 Plan (as described above) and a restricted stock agreement entered into between the Company and Mr. Baldwin. The Restricted Shares became fully vested on the 30th day following the IPO. The vested Restricted Shares (net of any shares surrendered to pay withholding taxes) continue to be subject to transfer restrictions and are subject to forfeiture for no consideration if Mr. Baldwin is terminated by us for Cause or if he breaches his post-employment non-compete covenant with us. So long as Mr. Baldwin is not terminated by us for Cause and he does not breach his post-employment non-compete covenant with us, the transfer and forfeiture non-compete restrictions on these Restricted Shares will lapse in equal installments commencing on the last day of each calendar month ending during the period commencing on the date of grant and ending on September 30, 2020 (regardless of whether Mr. Baldwin is employed by us on the applicable transfer lapse dates).
Mr. Baldwin elected to satisfy withholding tax obligations due upon vesting of the Restricted Shares by having the Company withhold a net number of shares subject to the Restricted Share award with a fair market value equal to the maximum statutory withholding tax obligations. In addition, pursuant to the restricted stock agreement, Mr. Baldwin agreed to comply with one-year post-termination non-competition and non-solicitation covenants, as well as perpetual confidentiality and non-disparagement covenants.
Robert W. Eddy, Lee Delaney, Scott Kessler and Brian Poulliot
BJ’s Wholesale Club, Inc. has entered into employment agreements with each of Mr. Eddy, dated as of January 30, 2011; Mr. Delaney, dated as of May 9, 2016; Mr. Kessler, dated as of May 30, 2017; and Mr. Poulliot, dated as of October 16, 2011. Pursuant to such agreements, Mr. Eddy serves as Executive Vice President, Chief Financial and Administrative Officer, Mr. Delaney serves as Executive Vice President, Chief Commercial Officer, Mr. Kessler serves as Executive Vice President, Chief Information Officer and Mr. Poulliot serves as Executive Vice President, Chief Membership Officer. The initial term of Mr. Eddy’s employment agreement was for a period of five years, ending on January 30, 2016, after which he was to remain employed by the Company subject to the termination provisions of his agreement; none of Messrs. Delaney’s, Kessler’s, or Poulliot’s employment agreements specified a term of employment. The annual base salaries initially established in their respective employment agreements for Messrs. Eddy, Delaney, Kessler and Poulliot were $560,000, $630,000, $450,000 and $390,000 respectively. Each of the executives is also subject to 24-month post-termination non-competition and non-solicitation covenants, as well as a perpetual confidentiality covenant.
Pursuant to each employment agreement, the Company has certain obligations that become due in the event of termination. If any of the executives are terminated by the Company without Cause (as described below), then in addition to any accrued amounts, subject to the executive entering into a binding and irrevocable release of claims, each executive is eligible to receive (i) a continuation of his base salary for a period of 24 months after termination, (ii) an amount equal to the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the Company’s applicable health plans for up to 24 months, (iii) a pro rata portion of any amounts the executive would have been entitled to receive under the Company’s annual incentive plan had he remained employed by the Company until the end of the fiscal year during which termination occurred and (iv) any other payments or benefits arising from the executive’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
Upon a termination due to death or disability, in addition to the accrued amounts, subject to the execution of a release of claims, each of the executives is eligible to receive (i) the annual cash bonus the executive would have been entitled to receive had he remained employed until the end of the fiscal year (prorated for the period of active employment during the fiscal year), and (ii) any other payments or benefits arising from the executive’s participation in other Company plans to the extent such plans provide for post-termination employment benefits.
As used in each such employment agreement, “Cause” has substantially the same meaning as used in the CEO Employment Agreement.

Outstanding Equity Awards as of February 2, 2019
The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each NEO for fiscal year 2018:

	Options Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unearned Options	Option Exercise Price	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested(9)
Christopher J. Baldwin	09/08/2015(1)	157,500	—	—	$5.72	09/08/2025	06/28/2018(7)	195,314	$5,169,962
	03/24/2016(2)	504,250	—	163,338	5.72	03/24/2026
	06/27/2018(7)	—	585,935	—	17.00	06/27/2028
Robert W. Eddy	09/30/2011(3)	261,367	—	—	1.79	09/30/2021	06/28/2018(7)	87,500	$2,316,125
	09/20/2016(4)	224,000	—	56,000	5.72	09/20/2026
	06/27/2018(7)	—	262,500	—	17.00	06/27/2028
	06/27/2018(8)	262,500		—	17.00	06/27/2028
Lee Delaney	05/09/2016(5)	171,502	105,000	70,000	5.72	05/09/2026	06/28/2018(7)	46,872	$1,240,702
	09/20/2016(4)	112,000	—	28,000	5.72	09/20/2026
	06/27/2018(7)	—	140,623	—	17.00	06/27/2028
	06/27/2018(8)	281,253	—	—	17.00	06/27/2028
Scott Kessler	06/05/2017(6)	113,314	—		7.00	06/05/2027	06/28/2018(7)	65,625	$1,737,094
	06/27/2018(7)	—	65,625	—	17.00	06/27/2028
	06/27/2018(8)	65,625	—	—	17.00	06/27/2028
Brian Poulliot	09/26/2012(3)	98,275	—		4.26	09/26/2022	06/28/2018(7)	65,625	$1,737,094
	09/20/2016(4)	65,800	—	16,450	5.72	09/20/2026
	12/05/2016(4)	128,000	—	42,000	7.00	12/05/2026
	06/27/2018(7)	—	65,625	—	17.00	06/27/2028
	06/27/2018(8)	65,625	—	—	17.00	06/27/2028

(1)
10% of the option vested on December 31, 2015, 30% of the option vested on December 31, 2016, 30% of the option vested on December 31, 2017 and the remaining portion of the option vested on December 31, 2018. Such option is now fully vested.

(2)
30% of the option is time-vesting and the remaining 70% of the option is performance-vesting. The time-vesting portion of the option vested as follows: 1/7th of the time-vesting option vested on July 1, 2016 and the remaining 6/7ths of the time-vesting option vested in equal ratable installments on the last calendar day of each month from July 2016 to December 2018. The performance-vesting portion of the option vested in three equal ratable installments upon the determination of EBITDA for fiscal year 2016, 2017 and 2018, respectively based on achievement of specified EBITDA targets. The fiscal year 2016 and 2017 installments vested and, following the end of fiscal year 2018 in March 2019, the fiscal year 2018 installment vested.

(3)
60% of the option vested in five equal installments on each of the first five anniversaries of September 30, 2011, subject to the executive’s continued employment by us. The remaining 40% of the option was scheduled to vest on or within 120 days following January 31 of each fiscal year 2012 through 2016, if the EBITDA as of such January 31 equaled or exceeded a specified EBITDA target. Such option is now fully vested.

(4)
60% of the option is time-vesting and the remaining 40% of the option is performance-vesting. 30% of the option vested on September 30, 2017 (December 5, 2017 for Mr. Poulliot’s December 2016 grant), and 30% of the option vested on September 30, 2018 (December 5, 2018 for Mr. Poulliot’s December 2016 grant). 20% of the option vested following the end of the 2017 fiscal year because of the Company’s achievement of its EBITDA target for fiscal year 2017. The remaining 20% of the option vested upon the achievement of a specified EBITDA target for fiscal year 2018 as determined in March 2019. Please see "Potential Payments Upon Termination or Change in Control" for further information.

(5)
60% of the option is time-vesting and the remaining 40% of the option is performance-vesting. One-third of the time-vesting portion of the option vests on May 9th of each year from 2017 through 2019, subject to the executive’s continued employment by us. Two-thirds of the time-vesting portion of the option has now vested. One-third of the performance-vesting portion of the option vests on or within 120 days following the last day of each of the fiscal years 2016 through 2018 if the EBITDA for such fiscal year equals or exceeds the EBITDA target for such year. The fiscal year 2016 and 2017 installments vested and the fiscal year 2018 installment was determined to be vested in March 2019. Upon a termination of employment by the Company without Cause or the executive for Good Reason, or due to the executive’s death or disability, in each case, during the three-month period immediately prior to any May 9th on which a time-vesting installment is eligible to vest, a pro-rated percentage of the option will vest.

(6)	The option vested in monthly installments from June 2017 to May 2018 and is now fully vested.

(7)	The option and restricted stock grants vest in three equal ratable installments on each of the first three anniversaries of the grant date, subject to the executive’s continued employment with us.

(8)
The option vested on July 27, 2018 but is subject to transferability restrictions that lapse as follows: two-thirds on the first anniversary of the grant and one third on the second anniversary of the grant.

(9)	Market values reflect the closing price of our common stock on the NYSE on February 1, 2019 (the last business day of fiscal year 2018), which was $26.47.
Fiscal Year 2018 Option Exercises and Stock Vested
The following table summarizes stock option exercises by and vesting of stock applicable to our NEOs during fiscal year 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting(2)	Value Realized on Vesting
Christopher J. Baldwin	399,912	$7,836,266	1,416,450	$31,161,900
Robert W. Eddy	286,943	6,731,991	87,500	1,925,000
Lee Delaney	178,498	3,457,506	93,751	2,062,522
Scott Kessler	61,686	1,115,900	65,625	1,443,750
Brian Poulliot	150,605	3,088,426	65,625	1,443,750

(1)	Represents the difference between the stock price on the NYSE at the time of exercise and the option exercise price multiplied by the number of shares acquired on exercise.

(2)	Includes shares withheld to pay taxes on the restricted stock grant.
Nonqualified Deferred Compensation
The following table provides information regarding our Executive Retirement Plan for fiscal year 2018:

Name	Executive Contributions in Last Fiscal Year	Company Contributions in Last Fiscal Year(1)		Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawals/Distributions	Aggregate Balance at Last Fiscal Year End
Christopher J. Baldwin	$—	$63,442	(2)	$(816)	$—	$118,510
Robert W. Eddy	—	35,408		1,835	—	355,065
Lee Delaney	—	37,23	(2)	(518)	—	54,334
Scott Kessler	—	25,278	(2)	(621)	—	15,310
Brian Poulliot	—	22,482		(549)	—	129,697

(1)	Company contributions in the last fiscal year are also reflected in the Summary Compensation Table.

(2)
Messrs. Baldwin, Delaney and Kessler have not yet accrued four years of credited service. However, we have elected to make Annual Retirement Contributions (as defined below) on behalf of Messrs. Baldwin, Delaney and Kessler. If Messrs. Baldwin, Delaney and Kessler terminate employment prior to achieving four years of credited service, such officer will forfeit all Company contributions previously made on his behalf under the plan. Because these amounts have not yet vested and are subject to forfeiture if employment for any one of Messrs. Baldwin, Delaney and Kessler is terminated prior to achieving four years of credited service, the amounts have not been included as compensation in our current Summary Compensation Table. We expect that in the year Messrs. Baldwin, Delaney and Kessler, as applicable, achieves four years of credited service, all Company contributions to date under the Executive Retirement Plan and all related tax gross-ups will be included in the Summary Compensation Table for such year. For further information, please see “Non-Qualified Executive Retirement Plan.”

Non-Qualified Executive Retirement Plan
We maintain a non-qualified executive retirement plan, the Executive Retirement Plan, in which a select group of our management and highly compensated employees are eligible to participate. Participants are selected by the compensation committee and are entitled to company contributions within 60 days of fiscal year end under the plan (the “Annual Retirement Contribution”) if they are actively employed by the Company on the last day of a plan year or if they are terminated prior to the end of the plan year due to (i) retirement on or after the attainment of age 55 or (ii) disability. Each year the Company makes an Annual Retirement Contribution to each participant under this plan with at least four years of credited service in an amount equal to at least 3% of the participant’s after tax base salary earned for such year. Annual Retirement Contributions to participants with at least four years of service are considered taxable income to the participants, and we make an additional tax gross-up contribution to each of these participants each year. For participants with less than four years of service by the end of the applicable plan year, the participant will accrue the right to an Annual Retirement Contribution each year, and, subject to continued employment, in the plan year in which the participant is first credited with four years of service, the Company will make an aggregate retirement contribution on behalf of the participant equal to the amount of the Annual Retirement Contribution for the applicable plan year and the previous three plan years (along with a tax gross-up contribution). Notwithstanding the foregoing, we have elected to make Annual Retirement Contributions on behalf of Messrs. Baldwin, Delaney and Kessler, though they have not yet achieved four years of credited service. If the employment of Messrs. Baldwin, Delaney or Kessler is terminated prior to achieving four years of credited service, such officer will forfeit any Company contributions made under the plan. Tax gross up payments will be made to each of Messrs. Baldwin, Delaney and Kessler when each achieves four years of credited service. Upon a change of control, each participant with less than four years of credited service will become fully vested in any benefit accrued under the plan, and each participant will receive an Annual Retirement Contribution for the year in which the change of control occurs.
Participants generally may elect to invest their balance under the Executive Retirement Plan in a variety of different tax-deferred investment vehicles. However, the Company selects the investments with respect to Annual Retirement Contributions made on behalf of Messrs. Baldwin, Delaney and Kessler since they have not yet achieved four years of credited service.
Potential Payments Upon Termination or Change in Control
As discussed above, we have entered into employment agreements and option agreements with our NEOs, which provide for certain payments upon a qualifying termination of employment or a change in control.
Summary of Potential Payments Upon a Termination or Change in Control
The following table summarizes the payments that would be made to our NEOs upon the occurrence of a qualifying termination of employment or change in control, assuming that each NEO’s termination of employment with the Company or a change in control occurred on February 1, 2019. Amounts shown do not include (i) accrued but unpaid salary through the date of termination, and (ii) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees.

Name	Benefit	Termination Without Cause	Termination Due to Death or Disability	Change in Control	Qualifying Termination Without Cause in Connection With a Change in Control
Christopher J. Baldwin	Severance Benefit(1)	$3,250,000	$—	$—	$2,600,000
	Continuation of Health Benefits(2)	35,451	—	—	35,451
	Value of Accelerated Stock Options(3)	—	—	3,389,264	14,108,030
	Annual Bonus(4)	—	1,950,000	—	—
	Other(7)	—	—	—	364,213
Robert W. Eddy	Severance Benefit(5)	1,450,000	—	—	1,450,000
	Continuation of Health Benefits(6)	35,451	—	—	35,451
	Value of Accelerated Stock Options(3)	—	—	1,162,000	5,964,000
	Annual Bonus(4)	725,000	725,000	—	—
	Other(7)	—	—	—	65,563
Lee Delaney	Severance Benefit(5)	1,500,000	—	—	1,500,000
	Continuation of Health Benefits(6)	33,103	—	—	33,103
	Value of Accelerated Stock Options(3)	—	—	4,212,250	6,784,652
	Annual Bonus(4)	750,000	750,000	—	—
	Other(7)	—	—	—	191,720
Scott Kessler	Severance Benefit(5)	1,000,000	—	—	1,000,000
	Continuation of Health Benefits(6)	34,302	—	—	34,302
	Value of Accelerated Stock Options(3)	—	—	—	2,358,563
	Annual Bonus(4)	350,000	350,000	—	—
	Other(7)	—	—	—	95,955
Brian Poulliot	Severance Benefit(5)	900,000	—	—	900,000
	Continuation of Health Benefits(6)	35,451	—	—	35,451
	Value of Accelerated Stock Options(3)	—	—	1,159,078	3,517,640
	Annual Bonus(4)	315,000	315,000	—	—
	Other(7)	—	—	—	40,695

(1)
Such amount includes twelve months’ base salary and the executive’s target annual cash bonus, payable in substantially equal installments for twelve months after termination and in a single lump sum in respect of a qualifying termination occurring on or following a change in control. This amount is also payable upon a termination by Mr. Baldwin for Good Reason.

(2)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the Company’s applicable health plans for twelve months. This amount is also payable upon a termination by Mr. Baldwin for Good Reason.

(3)
Includes options and shares of restricted stock. The value of unvested options was calculated by multiplying the number of shares underlying unvested options by $26.47, the closing price of our common stock on the NYSE on February 1, 2019 (the last trading day prior to February 2, 2019), and then deducting the aggregate exercise price for the options. The value of unvested shares of restricted stock was calculated by multiplying the number of shares of unvested restricted stock by $26.47.

(4)
This amount reflects a pro rata portion of the annual cash bonus to which the executive would have been entitled had he remained employed by the Company until the end of the fiscal year. This amount is also payable upon a termination of Mr. Baldwin for Good Reason.

(5)	Such amount includes 24 months’ base salary, payable in substantially equal installments for 24 months after termination.

(6)
Such amount includes the difference between the executive’s actual COBRA premium costs and the amount the executive would have paid had he continued coverage as an employee under the Company’s applicable health plans for twenty-four months.

(7)
This amount reflects the value of the Annual Retirement Contribution under the Executive Retirement Plan for each of the NEOs except for Messrs. Baldwin, Delaney and Kessler. For Mr. Baldwin the amount reflects the value of the Annual Retirement Contribution and accelerated vesting under the Executive Retirement Plan ($359,711) and the value of accelerated vesting under the 401(k) plan ($4,502). For Mr. Delaney the amount reflects the value of the Annual Retirement Contribution and the accelerated vesting under the Executive Retirement Plan ($187,794) and the value of accelerated vesting under the

401(k) plan ($3,927). For Mr. Kessler the amount reflects the value of the Annual Retirement Contribution and accelerated vesting under the Executive Retirement Plan ($95,784) and the value of accelerated vesting under the 401(k) plan ($171). Please see “Non-Qualified Executive Retirement Plan” for further information on the Annual Retirement Contributions.

DIRECTOR COMPENSATION
Director Compensation
The following table sets forth information concerning the compensation of our non-employee directors during fiscal year 2018:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)(6)	Total
Cameron Breitner	$—	$—	$—
Nishad Chande	—	—	—
J. Kristopher Galashan	—	—	—
Lars Haegg	—	—	—
Ken Parent	86,042	139,986	226,028
Christopher H. Peterson	9,167	72,484	81,651
Jonathan A. Seiffer	—	—	—
Laura Sen(3)	—	—	—
Christopher J. Stadler(4)	—	—	—
Robert Steele	91,875	139,986	231,861
Judith L. Werthauser	21,250	91,268	112,518
Tommy Yin(5)	—	—	—

(1)
Mr. Baldwin serves as our President and Chief Executive Officer and as Chairman of our Board of Directors. His compensation is fully reflected in the Summary Compensation Table, and, therefore, he is not included in the Director Compensation table.

(2)
Amounts set forth represent the aggregate grant date fair value of awards granted in fiscal year 2018 computed in accordance with ASC Topic 718. Please see “Accounting for Stock-Based Compensation” for further information.

(3)	Ms. Sen resigned as a member of our Board of Directors on March 29, 2018.

(4)	Mr. Stadler resigned as a member of our Board of Directors on October 31, 2018.

(5)	Mr. Yin resigned as a member of our Board of Directors on December 18, 2018.

(6)	As of the end of fiscal year 2018, Mr. Parent and Mr. Steele held 35,004 and 18,900 outstanding options in the Company, respectively.
Messrs. Breitner, Chande, Galashan, Haegg, Seiffer, Stadler and Yin are affiliates of our Sponsors and did not receive any compensation from us for their services as non-employee directors. None of our other non-employee directors held any outstanding options in the Company.
Narrative Disclosure to Director Compensation Table
We historically have compensated non-employee members of our Board of Directors who are not affiliated with our Sponsors for their service as directors in the form of a retainer of $70,000 per year and a grant of nonqualified stock options. In fiscal year 2018, each non-employee member of our Board of Directors was paid the prorated amount of $70,000 up until the Non-Employee Director Compensation Policy, as described below, was adopted. We did not grant any nonqualified stock option awards to non-employee members of our Board of Directors in fiscal year 2018 prior to the adoption of the policy.
In connection with the IPO, our Board of Directors adopted the Non-Employee Director Compensation Policy, the Director Stock Ownership Guidelines, and the Executive Stock Ownership Guidelines, pursuant to which each independent director will receive an annual cash retainer of $85,000 and an annual equity grant with a fair market value on the date of grant of $140,000 per year. The equity grant will either be in the form of restricted stock units that vest on the first anniversary of the date of grant, deferred shares or stock grants. Eligible non-employee directors will be entitled to receive such equity grants as of the Annual Meeting of the Company’s stockholders in 2019. A non-employee director serving as a lead independent director will receive an additional annual retainer of $30,000. Committee chairs and committee members will also receive additional cash retainers for their service. The chairs of the audit committee, compensation committee and nominating and corporate governance committee will receive additional retainers of $25,000, $20,000 and $15,000 per year, respectively. Members of the audit committee, compensation committee and nominating and corporate governance committee (other than the chair) will receive additional retainers of $12,500, $10,000 and $7,500 per year, respectively. Retainers are to be paid in quarterly installments. The Board also adopted the Director Stock Ownership Guidelines, and the Executive Stock Ownership Guidelines, pursuant to which independent directors are required to own equity in the Company at least equal to 5 times their retainer within five years and executive officers are required to own equity in the Company equal to at least one to five times their annual base salary depending on their position. The Company also reimburses directors for any travel or other business expenses related to their service as a director.
Nishad Chande was appointed to our Board of Directors in May 2018. He is affiliated with our Sponsors, and, therefore, he does not receive any compensation for his service as a non-employee director.
Effective September 4, 2018, the Company granted Ken Parent and Robert Steele an award of restricted stock units under the 2018 Plan with a fair market value on the date of grant of $140,000. Such awards were intended to compensate Mr. Parent and Mr. Steele for their service on our Board of Directors from the period commencing on the date of the IPO through the date of the Annual Meeting, and were equivalent to the annual equity grants provided for in the Non-Employee Director Compensation Policy. The fair market value of such awards was based on the closing price of our common stock on the NYSE on September 4, 2018, which was $30.15. Each award will vest on the earlier to occur of the first anniversary of the date of grant or immediately prior to the Annual Meeting.
Judith L. Werthauser was appointed to the Board in November 2018. She is not affiliated with our Sponsors, and, therefore, will receive compensation for her service as a director and for serving as chair of our nominating and corporate governance committee. She has been designated as a Class I director. Effective October 30, 2018 the Board granted Ms. Werthauser an award of restricted stock units under the 2018 Plan. The award is equivalent to the prorated annual equity grant provided for in the Non-Employee Director Compensation Policy based on Ms. Werthauser’s commencement of service. The fair market value of such award was based on the closing price of our common stock on the NYSE on November 1, 2018, which was $22.58. The award will vest on the earlier to occur of the first anniversary of the grant date or immediately prior to the Annual Meeting.

Christopher H. Peterson was appointed to the Board in December 2018. He is not affiliated with our Sponsors, and, therefore, will receive compensation for his service as a director and for serving as chair of our audit committee. He has been designated as a Class I director. On December 19, 2018, the Board granted Mr. Peterson an award of restricted stock units under the 2018 Plan, effective January 31, 2019. The award is equivalent to the prorated annual equity grant provided for in the Non-Employee Director Compensation Policy, based on Mr. Peterson’s commencement of service. The fair market value of such award was based on the closing price of our common stock on the NYSE on January 31, 2019, which was $26.31. The award will vest on the earlier to occur of the first anniversary of the grant date or immediately prior to the Annual Meeting.
Non-Executive Chairman Agreement with Laura Sen
On January 6, 2016, the Company entered into an agreement, effective as of January 31, 2016, with Ms. Sen who previously served as our chief executive officer, pursuant to which Ms. Sen would serve as the non-executive chairman of our Board of Directors. The term of Ms. Sen’s service under the agreement was for a period of two years beginning on January 31, 2016. Ms. Sen was entitled to a base salary of $1,050,625 per year, and an annual cash bonus with respect to the fiscal year ending on January 31, 2016. Ms. Sen was also subject to 24-month post-termination non-competition and non-solicitation covenants commencing on the effective date of such agreement. Ms. Sen resigned from our Board of Directors on March 29, 2018.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During fiscal year 2018, the members of the compensation committee (or other committee performing equivalent functions) were Messrs. Baldwin, Breitner, Seiffer and Steele. Christopher J. Baldwin serves as our Chairman, President and Chief Executive Officer, Jonathan A. Seiffer is Senior Partner at Leonard Green and Cameron Breitner is Partner at CVC. We are party to certain transactions with our Sponsors and affiliates thereof described in “Certain Transactions with Related Persons.”
During fiscal year 2018, none of our executive officers served as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or compensation committee.

STOCK OWNERSHIP
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information relating to the beneficial ownership of our common stock as of April 29, 2019, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;

•	each of our current directors;

•	each of our NEOs for fiscal year 2018; and

•	all current directors and current executive officers as a group.
The number of shares beneficially owned by each stockholder is determined under rules issued by the SEC. Under these rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any applicable community property laws.
The percentage of shares beneficially owned is computed on the basis of 138,929,249 shares of our common stock outstanding as of April 29, 2019. Shares of our common stock that a person has the right to acquire within 60 days of April 29, 2019 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o BJ’s Wholesale Club Holdings, Inc., 25 Research Drive, Westborough, Massachusetts 01581.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Holders of More than 5%:
FMR LLC(1)	20,525,404	14.8%
CVC Beacon LP(2)	18,727,024	13.5%
Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P.(3)	18,727,024	13.5%
The Vanguard Group(4)	7,748,903	5.6%
Named executive officers and directors:
Christopher J. Baldwin(5)	2,322,392	1.7%
Robert W. Eddy(6)	1,065,794	*
Lee Delaney(7)	999,291	*
Scott Kessler(8)	323,863	*
Brian Poulliot(9)	521,074	*
Cameron Breitner	—	*
Nishad Chande	—	*
J. Kristofer Galashan	18,727,024	13.5%
Lars Haegg	—	*
Ken Parent(10)	39,647	*
Christopher H. Peterson(11)	2,755	*
Jonathan A. Seiffer	18,727,024	13.5%
Robert Steele(12)	23,543	*
Judith L. Werthauser(13)	4,042	*
All executive officers and directors as a group (22 persons)(14)	25,307,021	17.7%
*Represents beneficial ownership of less than 1% of our outstanding common stock.

(1)
Based on a Schedule 13G/A filed with the SEC on February 13, 2019, FMR LLC has sole voting power over 555,462 shares of our common stock and sole dispositive power over 20,525,404 shares of our common stock. The principal business address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(2)
Based on a Schedule 13G filed with the SEC on February 11, 2019, as updated by a Form 4 filed on March 12, 2019, each of CVC European Equity V Limited ("CVC V"), CVC Beacon GP LLC ("CVC GP LLC") and CVC Beacon LP ("CVC LP") has shared voting and dispositive power over 18,727,024 shares of our common stock. CVC LP is the record holder of the shares of our common stock. CVC GP LLC is the general partner of CVC LP, and CVC V is the managing member of CVC GP LLC. Investment and voting power with regard to shares held of record by CVC LP rests with the board of directors of CVC V, which consists of James Culshaw, Carl Hansen and Fred Watt. As such, each of these entities and individuals may be deemed to share beneficial ownership of the shares held of record by CVC LP. Each of Messrs, Culshaw, Hansen and Watt disclaim beneficial ownership of the securities held of record by CVC LP. The business address of CVC V is 1 Waverley Place Union Street, St. Helier, Jersey JE1 1SG. The business address of CVC GP LLC and CVC LP is c/o CVC Advisors (U.S.), Inc., 712 Fifth Avenue, 43rd Floor, New York, NY 10019.

(3)
Based on a Schedule 13G filed with the SEC on February 11, 2019, as updated by a Form 4 filed on March 14, 2019, each of Green Equity Investors V, L.P. (“GEI V”), Green Equity Investors Side V, L.P. (“GEI Side V”), Beacon Coinvest LLC (“Beacon” and, collectively with GEI V and GEI Side V, the “LGP Funds”), GEI Capital V, LLC (“Capital”), Green V Holdings, LLC (“Holdings”), LGP Management, Inc. (“LGPM”), Leonard Green & Partners, L.P. (“LGP”), Peridot Coinvest Manager LLC (“Peridot”), LGP Associates V LLC (“Associates V”), Jonathan Seiffer and J. Kristofer Galashan has shared voting and dispositive power over 18,727,024 shares of our common stock. GEI V is the direct owner of 13,967,908 shares of our common stock, GEI Side V is the direct owner of 4,190,036 shares of our common stock and Beacon is the direct owner of 596,080 shares of our common stock. Capital is the general partner of GEI V and GEI Side V. Holdings is a limited partner of GEI V and GEI Side V. LGP is the management company of GEI V, GEI Side V, and Peridot, and an affiliate of Capital and Holdings. Peridot is the manager of Associates V, and Associates V is the manager of Beacon. LGPM is the general partner of LGP. Each of Messrs. Galashan and Seiffer, who also serves on our Board, is a Senior Vice President of LGPM, LGP and certain of the foregoing-listed entities. Capital, as the general partner of GEI V and GEI Side V, Holdings, as a limited partner of GEI V and GEI Side V, LGP, as the manager of GEI V, GEI Side V, and Peridot, LGPM, as the general partner of LGP, Mr. Seiffer, as Senior Vice President of LGPM, LGP and certain of the other foregoing-referenced entities, Mr. Galashan as Senior Vice President of LGPM, LGP and certain of the other foregoing-referenced entities, Peridot, as the manager of Associates V, and Associates V, as the manager of Beacon, directly (whether through ownership or position) or indirectly through one or more intermediaries, may be deemed to share voting and investment power with respect to the shares held by the LPG Funds. As such, Capital, Holdings, LGP, Peridot, LGPM, Mr. Seiffer, Mr. Galashan, and Associates V may be deemed to be the indirect beneficial owners of such shares but each disclaims beneficial ownership of the shares held by the LGP Funds. The business address of each of the foregoing is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.

(4)
Based on a Schedule 13G filed with the SEC on February 11, 2019, The Vanguard Group has sole voting power over 116,832 shares of our common stock, shared voting power over 11,435 shares of our common stock, sole dispositive power over 7,628,566 shares of our common stock and shared dispositive power over 120,337 shares of our common stock. The business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)
Consists of (a) 170,737 shares of common stock held by the Christopher J. Baldwin Irrevocable Trust dated September 26, 2016, of which Mr. Baldwin’s spouse, Linda B. Baldwin, is trustee, (b) 849,696 shares of common stock held by The Christopher J. Baldwin Grantor Retained Annuity Trust and (c) an aggregate of 1,301,959 shares of (i) unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (ii) common stock issuable upon the exercise of outstanding options or options that will become exercisable within 60 days of April 29, 2019.

(6)
Consists of (a) 2,000 shares of common stock held by his minor children, (b) 86,324 shares of common stock held by the Robert W. Eddy November 2018 GRAT, (c) 52,489 shares of common stock held by Robert W. Eddy November 2018 GRAT II and (d) an aggregate of 924,981 shares of (i) unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (ii) common stock issuable upon the exercise of outstanding options or options that will become exercisable within 60 days of April 29, 2019.

(7)
Consists of (a) 56,239 shares of common stock and (b) 943,052 shares of (i) unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (ii) common stock issuable upon the exercise of outstanding options or options that will become exercisable within 60 days of April 29, 2019.

(8)
Consists of (a) 39,367 shares of common stock and (b) 284,496 shares of (i) unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (ii) common stock issuable upon the exercise of outstanding options or options that will become exercisable within 60 days of April 29, 2019.

(9)
Consists of (a) 39,367 shares of common stock and (b) 481,707 shares of (i) unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (ii) common stock issuable upon the exercise of outstanding options or options that will become exercisable within 60 days of April 29, 2019.

(10)	Consists entirely of (a) common stock issuable upon the exercise of outstanding options and (b) restricted stock units that will become exercisable within 60 days of April 29, 2019.

(11)	Consists entirely of common stock issuable upon the exercise of restricted stock units that will become exercisable within 60 days of April 29, 2019.

(12)	Consists entirely of (a) common stock issuable upon the exercise of outstanding options and (b) restricted stock units that will become exercisable within 60 days of April 29, 2019.

(13)	Consists entirely of common stock issuable upon the exercise of restricted stock units that will become exercisable within 60 days of April 29, 2019.

(14)
Consists of (a) 20,162,497 shares of common stock and (b) 5,144,524 shares of (i) unvested restricted stock (which may be forfeited based on satisfaction of the applicable vesting conditions) and (ii) common stock issuable upon the exercise of outstanding options or options that will become exercisable within 60 days of April 29, 2019.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors, our chief accounting officer and persons who beneficially own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file with the SEC. To our knowledge, based on review of the copies of such reports and amendments to such reports furnished to us with respect to fiscal year 2018, and based on written representations by our directors and executive officers, all required Section 16 reports under the Exchange Act for our directors, executive officers and beneficial owners of greater than 10% of our common stock were filed on a timely basis during fiscal year 2018, other than one Form 4 for each of Christopher J. Baldwin, Lee Delaney, Jeff Desroches, Robert W. Eddy, Laura L. Felice, Scott Kessler, Rafeh Masood, Brian Poulliot, Kristyn M. Sugrue and William C. Werner, reporting one transaction of shares withheld by the Company for the payment of a tax liability incident to the vesting of a restricted stock award, which was inadvertently filed late.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures on Transactions with Related Persons
Our Board of Directors recognizes that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). Our Board has adopted a written policy on transactions with related persons that is in conformity with the requirements for issuers having publicly-held common stock listed on the NYSE. Our related person transaction policy requires that the audit committee approve or ratify related person transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K (which are transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” as defined under Item 404(a) of Regulation S-K had or will have a direct or indirect material interest). It is our policy that directors interested in a related person transaction will recuse themselves from any vote on a related person transaction in which they have an interest. Each of the transactions described above entered into following the adoption of our related person transaction policy was approved in accordance with such policy.
Amended and Restated Stockholders Agreement
On September 30, 2011, and in connection with the acquisition of the Company by the Sponsors, the Company and the Sponsors entered into a stockholders agreement (the “Stockholders Agreement”). The Stockholders Agreement contained, among other things, certain restrictions on the ability of such Sponsors to freely transfer shares of our stock. It also provided that each of the Sponsors has the right to nominate at least one individual for election to our Board, and each party to the stockholders’ agreement agrees to vote all of their shares to elect such individual to our Board. The Stockholders Agreement also provided for demand and piggyback registration rights as described below. The provisions of the Stockholders Agreement (subject to the survival of certain obligations, such as those relating to registration rights described below) were terminated upon consummation of the IPO.
Upon the consummation of the IPO, we amended and restated the Stockholders Agreement to eliminate certain provisions thereof (but maintaining those related to the registration rights, which are described below), and to provide that the Sponsors will coordinate sales with each other in situations where piggyback rights are not otherwise applicable such that, subject to certain exceptions and certain minimum ownership thresholds, the Sponsors will be provided notice of, and the opportunity to participate in, each other’s dispositions on a pro rata basis. Each of the Sponsors are entitled, subject to certain exceptions, to demand registrations and to cause us to engage in an underwritten offering or other public sale of their shares. We are not required to effect any registration if the anticipated gross offering price of the shares of registered securities would be less than (i) $25 million in any offering registered on Form S-1, or (ii) $5 million in any offering registered on Form S-3. Management stockholders who are party to the Management Stockholders Agreement (as defined below) are also entitled to piggyback rights in connection with registered public offerings.
Voting Agreement
We have entered into a voting agreement with the Sponsors (the “Voting Agreement”). The Voting Agreement contains specific rights, obligations and agreements of these parties as owners of our common stock. Under the Voting Agreement, the Sponsors agreed to take all necessary action, including casting all votes to which such members are entitled to cast at any annual or special meeting of stockholders, so as to ensure that the composition of our Board of Directors and its committees complies with the provisions of the Voting Agreement related to the composition of our Board of Directors and its committees, which are discussed above under “Proposal No. 1 Election of Directors.”
Management Stockholders Agreement
On September 30, 2011, and in connection with the acquisition of the Company by the Sponsors, Beacon Holding Inc. (“Beacon”), Green Equity Investors V, L.P., Green Equity Investors Side V, L.P., Beacon Coinvest LLC and certain management stockholders entered into a stockholders agreement (the “Management Stockholders Agreement”). The Management Stockholders Agreement provided for customary call rights, put rights, stock pre-emptive rights, stock co-sale rights and drag-along rights, as well as piggyback registration rights. At the completion of the IPO, the provisions of the Management Stockholders Agreement (other than those granting piggyback registration rights) terminated.
Management Services Agreement
On September 30, 2011, and in connection with the acquisition of Beacon by the Sponsors, Beacon entered into a management services agreement with the advisory affiliates of the Sponsors, pursuant to which the Sponsors agreed to provide certain management and financial services. The management services agreement with the Sponsors terminated without any termination payment automatically upon the closing of the IPO, subject to the survival of certain obligations, including as to indemnification. The final payment due to the Sponsors under this management service agreement was waived.

Indemnification Agreements
Our Bylaws provide that we indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law (“DGCL”), subject to certain exceptions contained in our Bylaws. In addition, our Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.
We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of our directors or officers for which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

PROPOSAL NO. 3 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
As required by Section 14A(a)(1) of the Exchange Act, the below resolution enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this Proxy Statement. This proposal (the “Say-on-Pay Vote”), and commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs' compensation. The Say-on-Pay Vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.
We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for more information.
As an advisory approval, this proposal is not binding upon us or our Board of Directors. However, the compensation committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through your vote on this proposal. The Board and compensation committee will consider the outcome of this vote in making future compensation decisions for our named executive officers. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of BJ’s Wholesale Club Holdings, Inc. approve, on an advisory basis, the fiscal year 2018 compensation of BJ’s Wholesale Club Holdings, Inc.’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the Summary Compensation Table and related compensation tables and narrative disclosure set forth in BJ’s Wholesale Club Holdings, Inc.’s Proxy Statement for the 2019 Annual Meeting of Stockholders.”
Board Recommendation
Our Board of Directors unanimously recommends you vote FOR the resolution to approve, on an advisory (non-binding) basis, the compensation of our NEOs, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure of this Proxy Statement.

PROPOSAL NO. 4 APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Background
In accordance with Section 14A of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a say-on-pay vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS or abstaining. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future say-on-pay votes.
We recommend that our stockholders select a frequency of every ONE YEAR. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between us and our stockholders on the compensation of our named executive officers. An annual advisory vote on executive compensation is consistent with our goal of seeking input from, and engaging in discussions with, our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices.
Board Recommendation
Our Board of Directors unanimously recommends that you vote for every ONE YEAR as the frequency of future say-on-pay votes.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2020 (the “2020 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 25 Research Drive, Westborough, Massachusetts 01581, in writing not later than January 9, 2020.
Stockholders intending to present a proposal at the 2020 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record at the time of giving notice of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2020 Annual Meeting no earlier than the close of business on February 21, 2020 and no later than the close of business on March 22, 2020. The notice must contain the information required by our Bylaws. In the event that the date of the 2020 Annual Meeting is more than 30 days before or more than 60 days after June 20, 2020, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2020 Annual Meeting and not later than the close of business of the 90th day prior to the 2020 Annual Meeting or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.
We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

2018 ANNUAL REPORT

Our 2018 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2019, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. Stockholders that receive the Notice Regarding the Availability of Proxy Materials can access our 2018 Annual Report, including our Annual Report on Form 10-K for fiscal year 2018, at www.proxyvote.com.
Our Annual Report on Form 10-K for the fiscal year ended February 2, 2019 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary, BJ’s Wholesale Club Holdings, Inc., 25 Research Drive, Westborough, Massachusetts 01581.
Your vote is important. Please promptly vote your shares by following the instructions for voting on the Notice Regarding the Availability of Proxy Materials or, if you received a paper or electronic copy of our proxy materials, by completing, signing, dating and returning your proxy card or by Internet or telephone voting as described on your proxy card.

By Order of the Board of Directors

/s/ Graham Luce
Graham Luce
Secretary

Westborough, Massachusetts
May 8, 2019

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 19, 2019. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/BJ2019**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 19, 2019. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E80408-P21661 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

BJ'S WHOLESALE CLUB HOLDINGS, INC.

**The Board of Directors recommends you vote FOR each of the following nominees:**

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Class I director nominees for term expiring 2022: | ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Nishad Chande
02) Christopher H. Peterson
03) Judith L. Werthauser

**The Board of Directors recommends you vote FOR proposals 2 and 3.**

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratify the appointment of PricewaterhouseCoopers LLP as BJ's Wholesale Club Holdings, Inc.'s independent registered public accounting firm for the fiscal year ending February 1, 2020. | ☐ | ☐ | ☐ |
| 3. Approve, on an advisory (non-binding) basis, the compensation of the named executive officers of BJ's Wholesale Club Holdings, Inc. | ☐ | ☐ | ☐ |

**The Board of Directors recommends you vote 1 YEAR on the following proposal:**

| | 1 Year | 2 Years | 3 Years | Abstain |
|---|---|---|---|---|
| 4. Approve, on an advisory (non-binding) basis, the frequency of the future advisory votes on the compensation of the named executive officers of BJ's Wholesale Club Holdings, Inc. | ☐ | ☐ | ☐ | ☐ |

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this Annual Meeting. | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E80409-P21661

**BJ'S WHOLESALE CLUB HOLDINGS, INC.**
**Annual Meeting of Stockholders**
**June 20, 2019 8:00 a.m. Eastern Time**
**THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS**

The undersigned hereby appoints Graham N. Luce and Laura L. Felice, and each of them, without the other and with power of substitution as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this proxy card, all the shares of common stock of BJ'S WHOLESALE CLUB HOLDINGS, INC. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 a.m. Eastern Time on June 20, 2019 or any continuation, postponement or adjournment thereof, with all power which the undersigned would possess if present at the Annual Meeting.

**This proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations, as indicated on the reverse side and in the discretion of the proxies with respect to such matters as may properly come before the Annual Meeting.**

**(Continued and to be marked, dated and signed, on other side)**